--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 12, 1998

                               ----------------

                        UNITED STATES FILTER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                         1-10728                       33-0266015
 (STATE OR OTHER JURISDICTION             (COMMISSION                    (IRS EMPLOYER
       OF INCORPORATION)                 FILE NUMBER)                 IDENTIFICATION NO.)


       40-004 COOK STREET, PALM DESERT, CALIFORNIA                  92211
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 760-340-0098

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS.

  As previously reported on a Current Report on Form 8-K dated February 9, 1998, United States Filter Corporation, a Delaware corporation ("U.S. Filter"), entered into a Agreement and Plan of Merger (the "Merger Agreement") dated as of February 9, 1998 by and among U.S. Filter, Palm Water Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of U.S. Filter ("Merger Sub"), and Culligan Water Technologies, Inc, a Delaware corporation ("Culligan"). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Culligan, and holders of Culligan Common Stock, par value $.01 per share, will be entitled to receive shares of Common Stock, par value $.01 per share, of U.S. Filter, at the exchange ratio provided in the Merger Agreement.

  Prior to the Merger Agreement, Culligan acquired Protean plc, a United Kingdom corporation ("Protean"), and The Water Filtration Business ("Ametek"), formerly a wholly owned subsidiary of Ametek, Inc. As previously reported on a Current Report on Form 8-K filed by Culligan dated December 2, 1997 (as amended), on December 2, 1997, Culligan declared its cash offer of approximately $174.5 million to acquire all of the outstanding shares of Protean unconditional in all respects. As of December 2, 1997, Culligan owned or received valid acceptances for an aggregate of 97.9% of Protean's outstanding shares. Subsequent thereto, Culligan acquired the remaining outstanding shares of Protean in accordance with United Kingdom law and Protean has become a wholly owned subsidiary of Culligan. As previously reported on a Current Report on Form 8-K filed by Culligan dated August 13, 1997, effective August 1, 1997, Culligan acquired Ametek for approximately $155.0 million in Culligan common stock and cash in lieu of fractional shares.

 Recent Developments

  U.S. Filter is contemplating the issuance of $750 to $900 million of unsecured redeemable or remarketable securities to qualified institutional buyers (as defined in Rule 144A of the U.S. Securities Act of 1933, as amended) to refinance existing indebtedness under U.S. Filter's Senior Credit Facility and for general corporate purposes. The proposed issuance of such securities is not expected to have a material impact on U.S. Filter's financial position or its future results of operations.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  The following were filed in a Current Report on Form 8-K dated May 12, 1998:

  (a) FINANCIAL STATEMENTS OF BUSINESSES TO BE ACQUIRED


CULLIGAN:
Index to Consolidated Financial Statements................................
Independent Auditors' Report..............................................
Consolidated Balance Sheets as of January 31, 1997 and 1998...............
Consolidated Statements of Operations for the years ended January 31,
 1996, 1997 and 1998......................................................
Consolidated Statements of Changes in Stockholders' Equity for the years ended
 January 31, 1996, 1997 and 1998..........................................
Consolidated Statements of Cash Flows for the years ended January 31,
 1996, 1997 and 1998......................................................
Notes to Consolidated Financial Statements................................

PROTEAN:
Index to Consolidated Financial Statements................................
Independent Auditors' Report..............................................
Consolidated Balance Sheet as at 31 March 1997............................
Consolidated Profit and Loss Account for the year ended 31 March 1997.....
Consolidated Cash Flow Statement for the year ended 31 March 1997.........
Consolidated Statement of Total Recognised Gains and Losses for the year ended 31 March 1997......................................................
Notes to the Consolidated Financial Statements............................

AMETEK:
Index to Combined Financial Statements....................................
Report of Independent Auditors............................................
Combined Statement of Income for the years ended December 31, 1996, 1995 and 1994.................................................................
Combined Balance Sheet at December 31, 1996 and 1995......................
Combined Statement of Cash Flows for the years ended December 31, 1996,
 1995 and 1994............................................................
Notes to Combined Financial Statements....................................
  (b) UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Unaudited Pro Forma Combined Balance Sheet as of December 31, 1997........
Unaudited Pro Forma Combined Statements of Operations for the year ended
 March 31, 1997
 and the nine months ended December 31, 1997..............................
Unaudited Pro Forma Combined Statements of Operations for the years ended
 March 31, 1996 and 1995 and the nine months ended December 31, 1996......
Notes to Unaudited Pro Forma Combined Financial Information...............

  The following are filed herewith:

  (c) Exhibits

        23.1 Consent of KPMG Peat Marwick LLP
        23.2 Consent of KPMG Audit Plc
        23.3 Consent of Ernst & Young LLP

                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          UNITED STATES FILTER CORPORATION

Date: May 14, 1998                        By: /s/ Kevin L. Spence
                                              _________________________________
                                              Kevin L. Spence
                                              Executive Vice President/
                                              Chief Financial Officer

               CULLIGAN WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Independent Auditors' Report.............................................. F-2
Consolidated Balance Sheets as of January 31, 1997 and 1998............... F-3
Consolidated Statements of Operations for the years ended January 31,
 1996, 1997 and 1998...................................................... F-4
Consolidated Statements of Changes in Stockholders' Equity for the years ended January 31, 1996, 1997 and 1998.................................... F-5
Consolidated Statements of Cash Flows for the years ended January 31,
 1996, 1997 and 1998...................................................... F-6
Notes to Consolidated Financial Statements................................ F-7

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Culligan Water Technologies, Inc.:

  We have audited the accompanying consolidated balance sheets of Culligan Water Technologies, Inc. and subsidiaries as of January 31, 1997 and 1998, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended January 31, 1998. These consolidated financial statements are the responsibility of the management of Culligan Water Technologies, Inc. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Culligan Water Technologies, Inc. and subsidiaries as of January 31, 1997 and 1998, and the results of their operations and their cash flows for each of the years in the three-year period ended January 31, 1998, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

April 7, 1998
Chicago, Illinois

               CULLIGAN WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
               (DOLLARS IN THOUSANDS, EXCEPT PAR VALUE PER SHARE)

                                                        JANUARY 31, JANUARY 31,
                        ASSETS                             1997        1998
                        ------                          ----------- -----------
Current Assets:
  Cash and Cash Equivalents............................  $  8,984    $ 14,293
  Restricted Cash......................................       --        3,287
  Accounts and Notes Receivable, Net of Allowance for
   Doubtful Accounts
   of $5,695 and $7,387 in 1997 and 1998, respectively.    80,843     132,923
  Inventories..........................................    47,213      74,740
  Deferred Income Taxes................................    10,964      16,213
  Net Assets of Discontinued Operations................       --      106,743
  Prepaid Expenses and Other Current Assets............     4,650       3,541
                                                         --------    --------
    Total Current Assets...............................   152,654     351,740
                                                         --------    --------
Property, Plant, and Equipment, Net....................    78,740     144,631
Intangible Assets, Less Accumulated Amortization of
 $117,671 and $178,914
 in 1997 and 1998, respectively........................    76,883     312,699
Other Noncurrent Assets................................    29,085      49,193
                                                         --------    --------
    Total Assets.......................................  $337,362    $858,263
                                                         ========    ========
    LIABILITIES AND STOCKHOLDERS' EQUITY
    ------------------------------------
Current Liabilities:
  Accounts Payable.....................................  $ 23,867    $ 39,470
  Accrued Expenses.....................................    36,950      90,533
  Short-Term Debt and Current Maturities of Long-Term
   Debt................................................    12,414      34,610
                                                         --------    --------
    Total Current Liabilities..........................    73,231     164,613
                                                         --------    --------
Long-Term Liabilities:
  Long-Term Debt.......................................    36,231     337,557
  Noncurrent and Deferred Income Taxes.................    29,805      30,703
  Other Noncurrent Liabilities.........................    24,455      25,171
                                                         --------    --------
    Total Long-Term Liabilities........................    90,491     393,431
                                                         --------    --------
Minority Interest......................................       --        2,191
                                                         --------    --------
Stockholders' Equity:
  Common Stock ($.01 Par Value; 60,000,000 Shares
   Authorized;
   21,342,957 and 25,814,543 Shares Issued and
   Outstanding at
   January 31, 1997 and 1998, respectively)............       213         258
  Additional Paid-In Capital...........................   235,894     367,602
  Retained Deficit.....................................   (61,780)    (63,879)
  Foreign Currency Translation Adjustment..............      (687)     (5,953)
                                                         --------    --------
    Total Stockholders' Equity.........................   173,640     298,028
                                                         --------    --------
    Total Liabilities and Stockholders' Equity.........  $337,362    $858,263
                                                         ========    ========

          See Accompanying Notes to Consolidated Financial Statements.

               CULLIGAN WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         YEAR ENDED   YEAR ENDED   YEAR ENDED
                                         JANUARY 31,  JANUARY 31,  JANUARY 31,
                                            1996         1997         1998
                                         -----------  -----------  -----------
Net Sales............................... $   304,502  $   371,018  $   505,744
Cost of Goods Sold......................     168,363      205,581      288,851
                                         -----------  -----------  -----------
  Gross Profit..........................     136,139      165,437      216,893
Selling, General, and Administrative....      95,723      113,932      146,807
Write-off of Goodwill and In-process
 Research
 and Development........................         --           --        55,803
Merger and Restructuring Expenses.......         --           --         5,236
Amortization of Intangible Assets.......      38,802       17,522        5,440
                                         -----------  -----------  -----------
  Operating Income......................       1,614       33,983        3,607
Interest Income.........................       1,576        2,633        1,765
Interest Expense on Indebtedness to
 Former Parent..........................      (5,207)         --           --
Interest Expense--Other.................      (7,219)      (5,490)      (9,903)
Other, Net..............................       2,867        5,023       32,888
                                         -----------  -----------  -----------
  Income (Loss) Before Income Taxes,
   Minority Interest
   and Extraordinary Item...............      (6,369)      36,149       28,357
Income Taxes............................      14,910       20,264       32,638
Minority Interest.......................         --           --           919
                                         -----------  -----------  -----------
    Net Income (Loss) before
     Extraordinary Item................. $   (21,279) $    15,885  $    (5,200)
Extraordinary Item (Net of Tax Benefit
 of $272)...............................         --           --          (422)
                                         -----------  -----------  -----------
    Net Income (Loss)................... $   (21,279) $    15,885  $    (5,622)
                                         ===========  ===========  ===========
Basic Income (Loss) Per Share:
  Income (Loss) before Extraordinary
   Item................................. $     (1.30) $      0.78  $     (0.22)
  Extraordinary Item....................         --           --         (0.02)
                                         -----------  -----------  -----------
    Net Income (Loss) Per Share......... $     (1.30) $      0.78  $     (0.24)
                                         ===========  ===========  ===========
Weighted Average Shares Of Common Stock
 Outstanding............................  16,311,426   20,356,046   23,444,322
                                         ===========  ===========  ===========
Diluted Income (Loss) Per Share:
  Income (Loss) Before Extraordinary
   Item.................................       (1.30) $      0.74        (0.22)
  Extraordinary Item....................         --           --         (0.02)
                                         -----------  -----------  -----------
    Net Income (Loss) Per Share.........       (1.30) $      0.74        (0.24)
                                         ===========  ===========  ===========
Weighted Average Shares Of Common Stock
 Outstanding............................  16,311,426   21,374,672   23,444,322
                                         ===========  ===========  ===========

          See Accompanying Notes to Consolidated Financial Statements.

               CULLIGAN WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
               (DOLLARS IN THOUSANDS, EXCEPT SHARES OUTSTANDING)

                           COMMON STOCK                           FOREIGN
                         ---------------- ADDITIONAL RETAINED    CURRENCY       TOTAL
                                     PAR   PAID-IN   EARNINGS   TRANSLATION STOCKHOLDERS'
                           SHARES   VALUE  CAPITAL   (DEFICIT)  ADJUSTMENT     EQUITY
                         ---------- ----- ---------- ---------  ----------- -------------
Balance at January 31,
 1995................... 15,889,450 $159   $105,815  $ (56,386)  $ (1,344)    $ 48,244
  Capital Contribution
   from Former Parent...        --   --       4,785        --         --         4,785
  Sale of Common Stock..  4,025,000   40     94,547        --         --        94,587
  Costs of Issuance and
   Distribution.........             --      (9,191)       --         --        (9,191)
  Net Loss..............             --         --     (21,279)       --       (21,279)
  Foreign Currency
   Translation
   Adjustment, Net......             --         --         --       1,943        1,943
                         ---------- ----   --------  ---------   --------     --------
Balance at January 31,
 1996................... 19,914,450  199    195,956    (77,665)       599      119,089
  Sale of Common Stock..    749,239    7     28,183        --         --        28,190
  Costs of Issuance and
   Distribution.........                     (1,584)       --         --        (1,584)
  Exercise of Stock
   Options..............    679,268    7      5,784        --         --         5,791
  Income Tax Benefit
   from Exercise of
   Stock Options........             --       7,555        --         --         7,555
  Net Income............             --         --      15,885        --        15,885
  Foreign Currency
   Translation
   Adjustment, Net......             --         --         --      (1,286)      (1,286)
                         ---------- ----   --------  ---------   --------     --------
Balance at January 31,
 1997................... 21,342,957  213    235,894    (61,780)      (687)     173,640
  Costs of Issuance and
   Distribution.........                         25        --         --            25
  Exercise of Stock
   Options..............     56,800  --         735        --         --           735
  Income Tax Benefit
   from Exercise of
   Stock Options........        --   --         598        --         --           598
  Shares Issued Pursuant
   to Directors' Stock
   Plan.................      6,974  --         274        --         --           274
  Issuance of Common
   Stock in Connection
   With Acquisitions....  4,407,812   45    130,076      3,523        --       133,644
  Net Loss..............        --   --         --      (5,622)       --        (5,622)
  Foreign Currency
   Translation
   Adjustment, Net......        --   --         --         --      (5,266)      (5,266)
                         ---------- ----   --------  ---------   --------     --------
Balance at January 31,
 1998................... 25,814,543 $258   $367,602   $(63,879)   $(5,953)    $298,028
                         ========== ====   ========  =========   ========     ========

          See Accompanying Notes to Consolidated Financial Statements.

               CULLIGAN WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                 YEAR ENDED       YEAR ENDED       YEAR ENDED
                              JANUARY 31, 1996 JANUARY 31, 1997 JANUARY 31, 1998
                              ---------------- ---------------- ----------------
Cash Flows from Operating
 Activities:
  Net Income (Loss).........     $ (21,279)        $ 15,885        $  (5,622)
  Adjustments to Reconcile
   Net Income (Loss) to Net
   Cash Provided by
   Operating Activities:
    Write-off of Goodwill
     and In-process R&D.....           --               --            55,803
    Depreciation............         9,409           10,091           15,161
    Amortization............        38,802           17,522            5,440
    (Gain)/Loss on Sales of
     Assets.................          (295)            (382)              26
    Gain on Disposition of
     Investment in
     Affiliate..............           --               --           (31,098)
    Insurance Settlement....           --            (1,980)             --
    Deferred Income Taxes...           255             (299)          (5,670)
    Changes in Assets and
     Liabilities:
      Receivables, Net......        (5,845)         (10,230)         (12,409)
      Inventories...........         3,575           (6,626)          (7,998)
      Other Current Assets..        (1,659)            (636)           5,015
      Accounts Payable and
       Accrued Expenses.....        (6,962)             345           (3,887)
      Other, Net............        (2,635)          (7,157)          (7,808)
                                 ---------         --------        ---------
        Net Cash Provided by
         Operating
         Activities.........        13,366           16,533            6,953
                                 ---------         --------        ---------
Cash Flows from Investing
 Activities:
  Proceeds from Sales of
   Assets...................         2,093            6,323            2,219
  Proceeds from Insurance
   Settlement...............           --             4,500              --
  Proceeds from Disposition
   of Investment in
   Affiliate................           --               --            50,897
  Capital Expenditures......        (8,841)         (17,043)         (35,528)
  Payments for Acquisitions.       (13,872)         (20,745)        (216,912)
  Net Assets of Discontinued
   Operations...............           --               --          (106,743)
  Restricted Cash Held in
   Escrow for Protean
   Acquisition..............           --               --            (3,287)
                                 ---------         --------        ---------
        Net Cash Used in
         Investing
         Activities.........       (20,620)         (26,965)        (309,354)
                                 ---------         --------        ---------
Cash Flows from Financing
 Activities:
  Net Proceeds from Sale of
   Common Stock.............        85,396           26,606               25
  Proceeds from Exercise of
   Stock Options............           --             5,791              735
  Funding to Former Parent,
   Net......................      (111,125)          (6,743)             --
  Net Borrowings
   (Repayments) of Long-term
   Debt.....................        32,616          (11,165)         284,460
  Net Short-term Borrowings
   (Repayments).............        (2,099)           1,336           23,339
                                 ---------         --------        ---------
        Net Cash Provided by
         Financing
         Activities.........         4,788           15,825          308,559
                                 ---------         --------        ---------
Effect of Foreign Exchange
 Rate Changes on Cash.......           417             (286)            (849)
                                 ---------         --------        ---------
Net Increase (Decrease) in
 Cash and Cash Equivalents..        (2,049)           5,107            5,309
Cash and Cash Equivalents at
 Beginning of Year..........         5,926            3,877            8,984
                                 ---------         --------        ---------
Cash and Cash Equivalents at
 End of Year................     $   3,877         $  8,984        $  14,293
                                 =========         ========        =========
Supplemental Disclosures of
 Cash Flow Information:
  Cash Paid During the Year
   for:
  Interest (Including to
   Former Parent)...........     $  12,149         $  5,236        $   6,980
  Income Taxes (Excluding to
   Former Parent)...........     $   8,086         $ 12,618        $  37,064
Supplemental Schedule of
 Noncash Financing
 Activities:
  Former Parent Contribution
   to Equity Capital........     $   4,785         $    --         $     --

          See Accompanying Notes to Consolidated Financial Statements.

               CULLIGAN WATER TECHNOLOGIES INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 The Company

  Culligan Water Technologies, Inc. (the "Company" or "Culligan") and subsidiaries are engaged in the manufacture and sale of water purification and treatment products. A significant part of the Company's sales are made to franchised dealers and licensees.

 "Fresh Start" Basis of Accounting

  On May 25, 1993 the United States Bankruptcy Court confirmed a Plan of Reorganization (the "Plan") of Culligan's parent at the time, Astrum International Corp. ("Astrum"). Pursuant to the terms of the Plan, which became effective on June 8, 1993, Astrum completed a comprehensive financial reorganization (the "Restructuring"). The Restructuring has been accounted for in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"). SOP 90-7 requires that the Company's assets and liabilities be adjusted to their fair values ("Fresh Start") and that a new reporting entity be created. Although Culligan did not file for bankruptcy, as a subsidiary company, Culligan was required to record the effects of Astrum's "Fresh Start" adjustments of assets and liabilities as additional capitalization (the "recapitalization") as of June 30, 1993.

  The Consolidated Balance Sheets as of January 31, 1997 and 1998 and Consolidated Statements of Operations and Cash Flows for the years ended January 31, 1996, 1997 and 1998 include the continuing impact of the recapitalization.

 Spin-Off

  On September 12, 1995, Samsonite Corporation ("Samsonite"), formerly known as Astrum, distributed one share of Culligan common stock for each share of Samsonite common stock in a spin-off (the "Spin-Off"). In connection with the Spin-Off, Culligan's capital stock was recapitalized. All share amounts for the periods preceding the Spin-Off have been retroactively restated to give effect to the stock distribution.

 Principles of Consolidation

  The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

 Revenue Recognition

  Sales of the Company's products are recorded upon shipment. Estimated costs to be incurred by the Company related to product installation and warranty fulfillment are accrued at the date of shipment.

  Revenues and profits on long-term contracts, performed over extended periods of time, are recognized under the percentage-of-completion method of accounting, principally based on direct labor dollars incurred and related billings from outside vendors. Revenues and profits on long-term contracts are based on the Company's estimates to complete and are reviewed periodically, with adjustments recorded in the period in which the revisions are made. Any anticipated losses on contracts are charged to operations as soon as they are determinable.

 Foreign Currency Translation

  The accounts of the Company's non-U.S. subsidiaries are measured using local currency as the functional currency. These operations report financial results on a calendar year basis. The Company translates assets and

               CULLIGAN WATER TECHNOLOGIES INC. AND SUBSIDIARIES

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

liabilities denominated in non-U.S. currencies at exchange rates prevailing at balance sheet dates and income, costs, and expenses are translated at the average rates during the period. Translation adjustments are included as a separate component of stockholders' equity.

 Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

 Inventories

  Inventories, consisting of materials, labor and overhead, are valued at the lower of cost on the first-in, first-out ("FIFO") method or market.

 Property, Plant, and Equipment

  In connection with the adoption of "Fresh Start" accounting, the Company adjusted property, plant, and equipment to fair market values. Depreciation is provided on the straight-line method over the estimated useful lives of the assets as follows:

      Buildings and improvements.................................. 3 to 40 years
      Furniture and fixtures...................................... 4 to 10 years
      Machinery and equipment..................................... 3 to 10 years

  Gains or losses resulting from dispositions are included in other income (expense), net. Improvements which extend the life of an asset are capitalized; maintenance and repair costs are expensed.

 Intangible Assets

  As a result of "Fresh-Start" accounting, the Company recorded reorganization value in excess of identifiable assets. Tradenames and other intangibles were recorded at fair market value based on independent appraisals. Intangible assets are amortized on a straight-line basis over their estimated useful lives as follows:

      Reorganization value in excess of identifiable assets.....        3 years
      Tradenames................................................       40 years
      Goodwill.................................................. 10 to 40 years
      Other intangible assets...................................  3 to 40 years

  The Company accounts for intangible assets at the lower of amortized cost or fair value. On an ongoing basis, the Company reviews the valuation and amortization of intangible assets by comparing carrying values to projected discounted future operating results using a discount rate reflecting the Company's average cost of capital and taking into consideration any events or circumstances that could impair the assets' carrying values.

 Advertising

  Costs incurred for advertising, including costs incurred under the Company's U.S. cooperative advertising program with its dealers and franchisees, are expensed when incurred.

 Computer Software

  In 1998, the Company began capitalizing certain costs of computer software developed or obtained for internal use. The amount capitalized as of January 31, 1998, was $797 million. If such costs were capitalized in

               CULLIGAN WATER TECHNOLOGIES INC. AND SUBSIDIARIES

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

prior years, the effect would not have been material. Software assets are classified as property, plant and equipment and will be amortized over periods up to seven years.

 Research and Development

  Research and development costs are expensed during the year in which such costs are incurred and amounted to approximately $3,221, $3,212 and $4,082 for the years ended January 31, 1996, 1997 and 1998, respectively.

 Income Taxes

  Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 Insurance

  The Company retains risks for workers' compensation, automobile and general liability up to $250 per individual claim. Culligan purchases excess workers compensation, automobile and general liability coverage for individual claims in excess of $250.

 Earnings (Loss) Per Share

  The Company adopted Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share", in 1998. SFAS 128 simplifies the computation of earnings per share ("EPS") previously required in Accounting Principles Board (APB) Opinion No. 15, "Earnings Per Share," by replacing primary and fully diluted EPS with basic and diluted EPS. Under SFAS 128, basic EPS is calculated by dividing net earnings (loss) by the weighted-average common shares outstanding during the period. Diluted EPS reflects the potential dilution to basic EPS that could occur upon the conversion of stock options to common shares using the treasury stock method based upon the weighted-average fair value of the Company's common shares during the period. SFAS 128 was required to be adopted by the Company in fiscal 1998 and earnings per share for prior periods have been restated in accordance with SFAS 128. The only reconciling item related to the numerators and denominators of the basic and diluted earnings per share calculations is the dilutive impact of stock options for the year ended January 31, 1997 in the amount of 1,018,626 shares on the denominator.

 Employee Stock Options

  The Company accounts for employee stock options under the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Accounting for the issuance of stock options under the provisions of APB Opinion No. 25 typically does not result in compensation expense for the Company as the exercise price of options are normally established at the market price of the Company's common stock on the date granted.

 Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and

               CULLIGAN WATER TECHNOLOGIES INC. AND SUBSIDIARIES

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

related disclosures at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Reclassifications

  Certain reclassifications were made to the prior periods' financial statements in order to conform with the 1998 presentation.

(2) INVENTORIES

  Inventories at January 31, 1997 and 1998 consisted of the following:

                                                                  1997    1998
                                                                 ------- -------
      Raw materials............................................. $19,137 $15,499
      Work in process...........................................   7,788   8,947
      Finished goods............................................  20,288  50,294
                                                                 ------- -------
          Total................................................. $47,213 $74,740
                                                                 ======= =======

(3) PROPERTY, PLANT, AND EQUIPMENT

  Property, plant, and equipment at January 31, 1997 and 1998 consisted of the following:

                                                               1997      1998
                                                             --------  --------
      Land and land improvements............................ $ 21,113  $ 22,639
      Buildings.............................................   28,289    45,820
      Machinery and equipment...............................   51,132   121,423
                                                             --------  --------
                                                              100,534   189,882
      Less accumulated depreciation.........................  (21,794)  (45,251)
                                                             --------  --------
          Total............................................. $ 78,740  $144,631
                                                             ========  ========

(4) ACQUISITIONS, DISCONTINUED OPERATIONS AND DIVESTITURES

 Acquisitions and Discontinued Operations

  In August, 1997 the Company completed a $157 million acquisition of the Water Filtration Business of Ametek, Inc. (the "Water Filtration Business"), by merging a wholly owned subsidiary of the Company into Ametek, Inc. immediately following the spin-off of Ametek's non-water filtration operations. As a result of the merger, which was accounted for under the purchase method, each share of Ametek common stock was converted into the right to receive .105 shares of common stock of the Company (or an aggregate of 3,466,667 shares of the Company's common stock resulting in additional paid in capital of $129.3 million) and cash in lieu of fractional shares. The Water Filtration Business, located in Sheboygan Wisconsin, manufactures and markets point of use water filtration and treatment products and is a leading supplier in the do-it-yourself, plumbing wholesale and commercial/industrial water treatment markets. The excess of fair value of net assets acquired of $94.5 million is being amortized on a straight-line basis over 40 years. The acquisition includes $33.1 million of purchased in-process research and development which was charged to expense during the year ended January 31, 1998 since the technology had not reached technological feasibility and was determined to have no alternative future use.

               CULLIGAN WATER TECHNOLOGIES INC. AND SUBSIDIARIES

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


  On December 2, 1997, the Company declared its cash offer of approximately $174 million to acquire all of the outstanding shares of Protean plc ("Protean"), a United Kingdom corporation, unconditional in all respects. As of December 2, 1997, the Company owned or received valid acceptances for an aggregate of 97.9% of Protean's outstanding shares. Subsequent thereto, Culligan acquired the remaining outstanding shares of Protean in accordance with United Kingdom law and Protean became a wholly owned subsidiary of the Company. Protean is engaged in the design, manufacture and sale of water purification equipment sold primarily to commercial and industrial customers and analytical and thermal equipment.

  In connection with the acquisition, the Company decided to divest the Analytical and Thermal Equipment Division of Protean within the next 12 months as these businesses do not fit the Company's long-term strategic objectives. This Division consists of eight operating units involved in the manufacture and sale of analytical and thermal equipment and consumables principally for use in medical, academic, research and industrial laboratories worldwide. These operations are reflected as discontinued operations for all periods presented in the accompanying combined financial statements at the estimated proceeds from the sale of such operations plus the estimated cash flows during the holding period less the estimated interest on debt associated with the discontinued operations. The results of operations of the discontinued operations of Protean included in the Net Assets of Discontinued Operations are not material to the Consolidated Statements of Operations.

  The acquisition of Protean has been accounted for as a purchase and, accordingly, the results of Protean's continuing operations are included in the Company's consolidated statements of income from the date of acquisition. The fair market value of Protean's assets and liabilities from continuing operations has been included in the Consolidated Balance Sheet at January 31, 1998. The excess of fair value of continuing net assets acquired of $40.4 million is being amortized on a straight-line basis over 40 years. The acquisition includes $19.5 million of purchased in-process research and development which was charged to expense during the year ended January 31, 1998 since the technology had not reached technological feasibility and was determined to have no alternative future use.

  Summarized below are the unaudited pro forma results of operations of the Company as though the Water Filtration Business of Ametek, Inc. and the continuing operations of Protean had been acquired at the beginning of the Company's fiscal year ended January 31, 1997:

                                                         JANUARY 31, JANUARY 31,
                                                            1997        1998
                                                         ----------- -----------
                                                             (IN THOUSANDS,
                                                         EXCEPT PER SHARE DATA)
      Revenues..........................................  $500,490    $596,066
      Net Income........................................  $ 17,725    $ (4,755)
      Basic Income per share............................  $   0.74    $  (0.19)
      Diluted Income per share..........................  $   0.71    $  (0.19)

  On September 30, 1997, the Company acquired all of the outstanding capital stock of the R&S McCoy Corporation, Florida Bottled Water Company, McCoy Transport, Inc., H2O Ventures, Inc. and Gold Coast Water Technologies, Inc. (collectively, referred to as "McCoy"), in a $16,865 transaction accounted for by the pooling of interests method. Additionally, in January 1998, the Company acquired all of the outstanding common stock of two franchise dealerships in New England and Ohio for approximately $26,363 accounted for by the pooling of interests method. The Company issued 941,145 shares of common stock for these three poolings. The effect of these poolings are not material to the Company's operations and accordingly, prior years' financial statements have not been restated.

  On April 1, 1997, the Company acquired a 51% interest in Sparkling S.A. ("Sparkling"), a bottled water company based in Buenos Aires, Argentina for a purchase price of approximately $19.5 million. An additional

               CULLIGAN WATER TECHNOLOGIES INC. AND SUBSIDIARIES

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

29% was acquired on October 1, 1997 for an amount to be determined based on financial performance for the twelve months ended March 31, 1998. The Company will purchase the remaining 20% on March 31, 1999 at a price to be determined based on Sparkling's financial performance for the twelve months ending March 31, 1999. Sparkling provides the Company with a strong, well established presence in the Argentine market.

  During the year ended January 31, 1998, the Company completed several other acquisitions of businesses which complement existing products and operations of the Company for approximately $90,924 of cash and $7,620 of notes payable. These acquisitions have been accounted for under the purchase method of accounting and the results of these acquired businesses have been included in the Consolidated Statements of Operations from the dates of acquisition. The excess of fair value of net assets acquired is being amortized on a straight-line basis over 40 years.

  During the year ended January 31, 1997, the Company completed a number of acquisitions for approximately $20,745 of cash and $11,203 of notes payable. These acquisitions have been accounted for under the purchase method of accounting and the results of these acquired businesses have been included in the Consolidated Statements of Operations from the dates of acquisition. The excess of fair value of net assets acquired is being amortized on a straight-line basis over 40 years.

  During fiscal 1998, the Company entered into a securities purchase agreement with Packaged Ice, Inc. ("Packaged Ice") in which the Company purchased $23.5 million of preferred stock and warrants to purchase 1,807,692 shares of Packaged Ice common stock. The dividend rate is 10% and can be paid in cash or additional preferred stock and warrants to acquire additional common stock. The Company's investment is included in other noncurrent assets in the accompanying Consolidated Balance Sheet at January 31, 1998.

 Divestitures

  On March 15, 1997, the Company disposed of its investment in Anvil Holdings, Inc. for total cash proceeds of $50,897. The transaction, which included payment of accrued interest receivable and dividends resulted in a pre-tax gain of approximately $31,098 which is included in other income in the Consolidated Statement of Operations for the year ended January 31, 1998. Proceeds from this transaction were used to reduce outstanding borrowings under the Company's credit facility.

(5) RESTRUCTURING AND ASSET WRITE-DOWN

 Restructuring

  As a result of the acquisition of Ametek's Water Filtration Business on August 1, 1997 and the subsequent decision made by the Company in the quarter to exit the market for the sale of consumer products in the department store and mass merchant channels, the Company recorded a merger and restructuring charge of $5.2 million during the year ended January 31, 1998. The merger and restructuring charge reflects the costs of integrating and streamlining manufacturing, sales, distribution, research and development, and administrative functions completed during the third quarter in the Company's point-of-use business. Included in the $5.2 million merger and restructuring charge are $0.7 million for severance costs related to the elimination of redundant employees, $1.3 million related to the write-down of receivables aggregating $3.1 million in the Consumer Products Division, $2.5 million related to the write-down of excess property, equipment and other assets, and $0.7 million representing legal and other professional fees. The property, equipment and other assets consist principally of fixed assets used in the manufacture of molded carbon block, of which approximately $0.5 million was acquired in the acquisition of UltraPure in January 1996 and the balance of which relates to property and equipment of the Company's Everpure and Consumer Products businesses. The value of these fixed assets is

               CULLIGAN WATER TECHNOLOGIES INC. AND SUBSIDIARIES

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

considered to be impaired as a result of improved extruded carbon block technology acquired in the acquisition of Ametek's Water Filtration Business in August 1997. These assets are not expected to generate any significant future cash flows and have therefore been written-down to estimated salvage value, which is not material. The write-down of these assets is not expected to have a material effect on future operations. In addition to the $5.2 million merger and restructuring charge, the Company recorded a charge of $4.2 million to cost of goods sold to write down excess inventory and to establish reserves for excess purchase commitments that resulted from the Company's restructuring plan. Total future cash requirements relating to the merger and restructuring are not expected to be material.

 Asset Write-Down

  The Company wrote-off $3,170 of goodwill pertaining to the Company's UltraPure operations as a result of improved technology acquired in the acquisition of Ametek's Water Filtration Business. Because the UltraPure technology was abandoned in favor of technology acquired in the acquisition of the Water Filtration Business, the Company does not expect significant future cash flows from the UltraPure operations. As a result, the goodwill associated with the UltraPure acquisition was written off.

(6) INTANGIBLE ASSETS

  Intangible assets, net of accumulated amortization, at January 31, 1997 and 1998 consist of the following:

                                                                 1997     1998
                                                                ------- --------
      Trademarks............................................... $44,160 $ 42,947
      Goodwill.................................................  26,424  259,252
      Other intangible assets..................................   6,299   10,500
                                                                ------- --------
          Total................................................ $76,883 $312,699
                                                                ======= ========

  Amortization of intangible assets consists of the following:

                                   EXPECTED
                                    USEFUL  YEAR ENDED  YEAR ENDED  YEAR ENDED
                                     LIFE   JANUARY 31, JANUARY 31, JANUARY 31,
                                   (YEARS)     1996        1997        1998
                                   -------- ----------- ----------- -----------
      Amortization of
       reorganization value in
       excess of identifiable
       assets....................     3       $37,322     $15,551     $  --
      Amortization of trademarks
       and other "Fresh Start"
       intangibles...............     40        1,300       1,300      1,300
                                              -------     -------     ------
      "Fresh Start" amortization.              38,622      16,851      1,300
      Amortization of goodwill...  10 to 40       158         504      3,784
      Amortization of other
       intangibles...............   3 to 9         22         167        356
                                              -------     -------     ------
          Total..................             $38,802     $17,522     $5,440
                                              =======     =======     ======

  "Fresh Start" amortization represents the expense arising from the adoption of "Fresh Start" accounting in accordance with SOP 90-7.

               CULLIGAN WATER TECHNOLOGIES INC. AND SUBSIDIARIES

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


(7) ACCRUED EXPENSES

  Accrued expenses at January 31, 1997 and 1998 consist of the following:

                                                                 1997    1998
                                                                ------- -------
      Accrued wages and other compensation..................... $15,512 $20,402
      Accrued professional fees................................   2,153  10,021
      Deferred income..........................................   3,502   8,323
      Accrued warranty expense.................................   1,365   4,153
      Accruals for claims in litigation (see Note 16)..........   3,312   1,122
      Other....................................................  11,106  46,512
                                                                ------- -------
          Total................................................ $36,950 $90,533
                                                                ======= =======

(8) FINANCING ARRANGEMENTS

  The Company's debt at January 31, 1997 and 1998 is summarized as follows:

                                                     1997             1998
                                      CURRENT   --------------- ----------------
                                      INTEREST           LONG-           LONG-
                                       RATES    CURRENT  TERM   CURRENT   TERM
                                      --------  ------- ------- ------- --------
      Notes payable to banks......... 4.0-10.0% $ 9,549 $29,294 $31,762 $328,779
      Other.......................... 6.5-12.0%   2,865   6,937   2,848    8,778
                                                ------- ------- ------- --------
          Total......................           $12,414 $36,231 $34,610 $337,557
                                                ======= ======= ======= ========

  Principal payments for each of the years ending January 31, 1999, through the year 2003 and thereafter are $34,610, $61,618, $4,767, $264,908, $2,889 and $3,375, respectively.

  On April 30, 1997, the Company signed a new credit facility to replace its existing $150 million reducing revolving credit facility (the "New Credit Facility"). The Company borrowed $37.8 million under the new facility to repay outstanding indebtedness under previous financing arrangements in May 1997. The New Credit Facility is a $300 million multi-currency revolving credit facility consisting of a $200 million, five-year multi-currency revolving credit facility and a $100 million, 364-day multi-currency revolving credit facility, which at the option of the Company may be converted into a four year amortizing term loan. The New Credit Facility provides for unsecured multi-currency borrowings and the issuance of letters of credit. The New Credit Facility is guaranteed by the Company's principal domestic subsidiaries. Loans under the New Credit Facility bear interest, at the election of the Company, at either a base rate based on (i) the higher of the prime rate or .5% per annum above the Federal Funds Rate or (ii) a Eurodollar rate, together with an applicable margin tied to the Company's financial leverage. As of February 13, 1998 the New Credit Facility was amended (the "Amended Credit Facility") to modify certain covenants and lessen restrictions on the incurrence of debt outside the Amended Credit Facility, guarantees, and certain other matters. The Amended Credit Facility contains customary representations and warranties and certain financial and other covenants as well as customary events of default including, but not limited to, payment defaults, breaches of covenants or representations, or insolvency. The 364-day multi-currency revolving portion of the Amended Credit Facility was subsequently extended and currently matures at April 28, 1999. At January 31, 1998, the weighted average interest rate on borrowings under the Credit Facility was 6.58% per annum. Of the $287,797 outstanding under the New Credit Facility, $141,298 is denominated in British Pound Sterling which is intended to hedge the Company's investment in Protean.

               CULLIGAN WATER TECHNOLOGIES INC. AND SUBSIDIARIES

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


  In connection with the signing of the New Credit Facility, the Company was required to write-off certain capitalized costs associated with the previous credit facility. The write-off of $694, net of an applicable tax benefit of $272, is reflected as an extraordinary item on the Consolidated Statement of Operations for the year ended January 31, 1998.

  On October 21, 1997, the Company established a $100 million line of credit pursuant to a letter agreement (the "Letter Agreement") with The First National Bank of Chicago. The Letter Agreement originally matured at April 21, 1998, but has subsequently been replaced with the Letter Agreements discussed below aggregating $200 million. Borrowings under the Letter Agreement were guaranteed by the Company's principal domestic subsidiaries and bore interest, at the election of the Company, at either a base rate based on (i) the prime rate or (ii) a fixed rate equal to the sum of .65% per annum plus an applicable Eurodollar rate. The Company used the Letter Agreement to finance various acquisitions and for general corporate purposes. As of January 31, 1998 the Company had available credit under the Letter Agreement of $44,200.

  On March 10, 1998, the Company entered into four letter agreements (the "New Letter Agreements") with various financial institutions to establish a 364-day line of credit in the aggregate amount of $200 million. The Company drew initial borrowings under the New Letter Agreements to replace indebtedness incurred under the Letter Agreement discussed above. The Company intends to use the Letter Agreements to fund future acquisitions and working capital needs of the Company. Loans made under the New Letter Agreements bear interest, at the election of the Company, at either (i) the prime rate or (ii) a Eurodollar rate plus .75% per annum. The New Letter Agreements incorporate by reference various representations, warranties, certain financial and other covenants, and events of default set forth in the Amended Credit Facility.

  At January 31, 1998, the Company had non-U.S. lines of credit of approximately $24.6 million, with interest rates ranging from 4.4% to 10.5% and varying maturity dates. At January 31, 1998, the weighted average interest rate on the $13.5 million of borrowings under these lines of credit was approximately 6.7% per annum.

(9) INCOME TAXES

  Prior to the Spin-Off, the Company's results were included in the consolidated U.S. federal and, where applicable, unitary state income tax returns filed by Samsonite. For periods prior to the Spin-Off, the provision for income taxes has been computed as if the Company had filed its own U.S. federal and state income tax returns. The provision for income taxes is as follows:

                                             YEAR ENDED  YEAR ENDED  YEAR ENDED
                                             JANUARY 31, JANUARY 31, JANUARY 31,
                                                1996        1997        1998
                                             ----------- ----------- -----------
      Currently payable:
        U.S. federal........................   $ 8,793     $12,516     $24,970
        State...............................     1,537       2,956       4,787
        Non-U.S.............................     3,650       4,966       7,060
                                               -------     -------     -------
          Total currently payable...........   $13,980     $20,438     $36,817
                                               =======     =======     =======
      Deferred:
        U.S. federal........................   $ 1,067     $ 1,122     $(3,826)
        State...............................       (24)       (708)       (692)
        Non-U.S.............................      (113)       (588)        339
                                               -------     -------     -------
          Total deferred....................       930        (174)     (4,179)
                                               -------     -------     -------
            Total income taxes..............   $14,910     $20,264     $32,638
                                               =======     =======     =======

               CULLIGAN WATER TECHNOLOGIES INC. AND SUBSIDIARIES

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at January 31, 1997 and 1998 are presented below:

                                                              1997      1998
                                                            --------  --------
      Deferred tax assets:
        Accounts and notes receivable...................... $  3,259  $  2,556
        Inventories........................................    3,527     4,199
        Insurance and litigation accruals..................    2,822     3,051
        Pension and postretirement benefits................    4,654     5,044
        Other accruals.....................................    6,884    10,776
        Net operating loss carryforwards...................    4,143     4,415
        Other..............................................      469       440
                                                            --------  --------
          Total gross deferred tax assets..................   25,758    30,481
        Less valuation allowance...........................   (2,892)   (2,992)
                                                            --------  --------
      Net deferred tax assets..............................   22,866    27,489
                                                            --------  --------
      Deferred tax liabilities:
        Property, plant, and equipment.....................  (10,306)  (12,788)
        Trademarks and other intangible assets.............  (19,051)  (19,898)
        Unremitted earnings................................   (2,550)      --
                                                            --------  --------
          Total gross deferred tax liabilities.............  (31,907)  (32,686)
                                                            --------  --------
          Net deferred tax liabilities..................... $ (9,041) $ (5,197)
                                                            ========  ========

  Deferred income taxes have been provided on undistributed earnings of non-U.S. subsidiaries to the extent that management plans to have these earnings remitted to the U.S. in the future. At January 31, 1998, undistributed earnings of non-U.S. subsidiaries that will be permanently invested and for which no deferred taxes have been provided amount to approximately $49,300. It is not practicable for the Company to compute the amount of unrecognized deferred tax liability on these undistributed earnings.

  A valuation allowance has been provided for those net operating loss carryforwards and temporary differences which management believes will not be utilized. The increase (decrease) in the total valuation allowance for the years ended January 31, 1996, 1997 and 1998, was $(1,691), $1,159 and $100,
respectively. Management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the remaining deferred tax assets.

               CULLIGAN WATER TECHNOLOGIES INC. AND SUBSIDIARIES

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


  Total income tax expense differed from the amounts computed by applying the U.S. federal income tax rate of 35% to income (loss) before income taxes, minority interest and extraordinary item as a result of the following:

                                           YEAR ENDED  YEAR ENDED  YEAR ENDED
                                           JANUARY 31, JANUARY 31, JANUARY 31,
                                              1996        1997        1998
                                           ----------- ----------- -----------
      Income (loss) before income taxes,
       minority interest and
       extraordinary item:
        U.S..............................    $(9,715)    $17,732     $11,222
        Non-U.S..........................      3,346      18,417      17,135
                                             -------     -------     -------
          Total..........................    $(6,369)    $36,149     $28,357
                                             =======     =======     =======
      Income taxes computed at the U.S.
       federal statutory income tax rate.    $(2,229)    $12,652     $ 9,925
      State income taxes, net of U.S.
       federal Income tax benefit........        983       1,461       2,662
      Non-U.S. rate differential.........      2,366      (2,068)      1,402
      Amortization and write-off of
       nondeductible intangible assets...     13,063       5,443      20,233
      Change in valuation allowance......     (1,691)      1,159         100
      Unremitted Earnings................        487       1,155      (1,402)
      Other, net.........................      1,931         462        (282)
                                             -------     -------     -------
          Total..........................    $14,910     $20,264     $32,638
                                             =======     =======     =======

(10) EMPLOYEE BENEFIT PLANS

 Pension Plans

  The Company has pension plans which cover substantially all salaried employees and certain hourly-paid employees. Plans covering salaried employees generally provide pension benefits to employees who complete five or more years of service. Pension benefits are generally based upon years of service and compensation during the final years of employment. Plans covering hourly-paid employees generally provide pension benefits of fixed amounts for each year of service.

  The Company also has an unfunded supplemental retirement plan for certain employees and unfunded supplemental benefit agreements for two former executives of the Company. The annual costs of the supplemental retirement plan and supplemental benefit agreements are included in the determination of net periodic pension cost shown below.

  Net periodic pension cost includes the following components:

                                             YEAR ENDED  YEAR ENDED  YEAR ENDED
                                             JANUARY 31, JANUARY 31, JANUARY 31,
                                                1996        1997        1998
                                             ----------- ----------- -----------
      Service cost..........................   $ 1,196     $1,421      $1,345
        Interest cost.......................     3,297      3,415       3,692
        Actual return on plan assets........   (11,289)    (7,362)     (8,590)
        Net amortization and deferral.......     7,727      3,435       4,287
                                               -------     ------      ------
          Net periodic pension cost.........   $   931     $  909      $  734
                                               =======     ======      ======

               CULLIGAN WATER TECHNOLOGIES INC. AND SUBSIDIARIES

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following table presents the plans' status reconciled with amounts recognized as other non-current liabilities in the Consolidated Balance Sheets at January 31, 1997 and 1998:

                                            ACCUMULATED       ASSETS EXCEED
                                             BENEFITS          ACCUMULATED
                                           EXCEED ASSETS        BENEFITS
                                          ----------------  ------------------
                                           1997     1998      1997      1998
                                          -------  -------  --------  --------
   Actuarial present value of benefit
    obligations:
     Vested                               $(1,942) $(3,169) $(37,042) $(41,838)
     Nonvested                                --      (245)   (1,845)   (2,156)
                                          -------  -------  --------  --------
   Accumulated benefit obligations        $(1,942) $(3,414) $(38,887) $(43,994)
                                          =======  =======  ========  ========
   Projected benefit obligations          $(2,011) $(3,482) $(44,978) $(50,577)
   Fair value of plan assets,
    principally equity securities, and
    corporate and government bonds            --     1,119    56,536    62,249
                                          -------  -------  --------  --------
   Projected benefit obligations (in
    excess of) less than plan assets       (2,011)  (2,363)   11,558    11,672
   Unrecognized net gain from past
    experience different from that
    assumed and effect of changes in
    assumptions                            (1,073)    (405)  (10,222)  (11,692)
   Prior service cost not yet recognized
    in net periodic pension cost              112      262      (955)     (185)
                                          -------  -------  --------  --------
   Prepaid (accrued) pension cost         $(2,972) $(2,506) $    381  $   (205)
                                          =======  =======  ========  ========

                                                  1996   1997      1998
                                                  ----  -------  ---------
   Actuarial assumptions were:
     Discount rates                               7.50% 8.0-8.5% 6.25%-8.5%
     Rates of increase in compensation levels     6.00     5.00  3.75-6.00
     Expected long-term rate of return on assets  8.50     8.50       8.50

  Plan assets are invested primarily in equity securities and fixed income instruments. The plans do not have significant liabilities other than benefit obligations. The Company's funding policy is to contribute amounts equal to the minimum funding requirements of the Employee Retirement Income Security Act of 1974.

 Defined Contribution Plans

  The Company has defined contribution plans which cover substantially all domestic salaried employees and certain hourly-paid employees. Company contributions are based primarily on a percentage of earnings of the Company, as defined. The Company's expenses related to these plans were approximately $3,125, $3,609 and $3,576 for the years ended January 31, 1996, 1997 and 1998, respectively.

 Other Postretirement Benefit Plans

  The Company sponsors a defined benefit health care plan that provides postretirement medical benefits to full-time employees who meet minimum age and service requirements. The plan is contributory and contains other cost-sharing features such as deductibles and limits on certain coverages. The Company has the right to modify or terminate the plan.

  The Company's policy is to fund the cost of these benefits as incurred. Employees hired subsequent to August 1, 1992 are not eligible for postretirement medical benefits.

               CULLIGAN WATER TECHNOLOGIES INC. AND SUBSIDIARIES

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


  The following table presents the plan's status reconciled with amounts recognized as other noncurrent liabilities in the Consolidated Balance Sheets at January 31, 1997 and 1998:

                                                                   1997   1998
                                                                  ------ ------
      Accumulated postretirement benefit obligation:
        Retirees................................................. $2,473 $2,638
        Fully eligible active plan participants..................  1,741  2,002
        Other active plan participants...........................  2,449  2,787
                                                                  ------ ------
      Accumulated postretirement benefit obligation in excess of plan assets...............................................  6,663  7,427
      Unrecognized net loss......................................  1,483  1,154
                                                                  ------ ------
          Accrued postretirement benefit cost.................... $8,146 $8,581
                                                                  ====== ======

  Net periodic postretirement benefit cost includes the following components:

                                             YEAR ENDED  YEAR ENDED  YEAR ENDED
                                             JANUARY 31, JANUARY 31, JANUARY 31,
                                                1996        1997        1998
                                             ----------- ----------- -----------
      Service cost..........................    $219        $195        $173
      Interest cost.........................     467         483         512
      Net amortization and deferral.........     (74)        (45)        (74)
                                                ----        ----        ----
          Net periodic postretirement
           benefit cost.....................    $612        $633        $611
                                                ====        ====        ====

  For measurement purposes, a 14% annual rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) was assumed for fiscal year 1992; the rate was assumed to decrease 1% each year to 5.5% by the year 2000 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of January 31, 1998 by $1,026 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year ended January 31, 1998 by $103. The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 8.00% and 7.5% at January 31, 1997 and 1998, respectively.

(11) LEASES

  The Company leases certain office facilities or other assets for which the future minimum rental payments under noncancelable operating leases for each of the years ending January 31, 1999 through the year 2003 and thereafter are $3,921, $3,297, $2,478, $1,720, $1,252, and $2,180, respectively.

  Rental expense amounted to $2,205, $2,169 and $3,056 for the years ended January 31, 1996, 1997 and 1998, respectively.

(12) FAIR VALUE OF FINANCIAL INSTRUMENTS

  The Company's financial instruments at January 31, 1997 and 1998 include long-term receivables, notes payable, and long-term debt. The fair values of such financial instruments have been determined based on market interest rates as of the respective year-ends and are not materially different from their financial statement carrying values.

               CULLIGAN WATER TECHNOLOGIES INC. AND SUBSIDIARIES

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


(13) FINANCIAL INSTRUMENTS

  Several of the Company's non-U.S. subsidiaries are exposed to foreign currency risk as they have monetary assets and liabilities denominated in currencies other than their respective functional currencies. Financial instruments currently utilized by continuing operations of the Company include local currency bank borrowings and, from time to time, forward foreign exchange contracts. Forward exchange contracts are not held for trading purposes, but correlate with the Company's net exposure in specific transactions in all material respects.

  As of January 31, 1997 and 1998, the Company had forward exchange contracts not extending beyond one year, to trade principally Belgian francs, lira, pesetas, or yen in the total gross notional amounts of $4,100 and $3,348 respectively. Unrealized gains and losses on the forward contracts are deferred until the related transaction occurs. Deferred gains and losses on forward exchange contracts incurred during the years ended January 31, 1996, 1997 and 1998 were not material. Other, immaterial instruments outstanding at January 31, 1998 include two interest rate swap transactions intended to mitigate floating interest rates related to debt acquired through the Company's discontinued Analytical & Thermal division.

(14) INTERNATIONAL OPERATIONS

  During the year ended January 31, 1997, the Company received an insurance settlement related to a fire which substantially destroyed the Company's facility in Belgium during July 1993. The settlement of $4,500 was offset by additional incremental costs related to the fire of $2,520. The resulting pre-tax gain of $1,980 is included as a component of other, net in the Consolidated Statement of Operations for the year ended January 31, 1997.

(15) TRANSACTIONS WITH RELATED PARTIES

  The following summarizes information about certain transactions between the Company and Samsonite:

 Tax Sharing Agreement

  Prior to the Spin-Off, Culligan's results of operations had been included in Samsonite's consolidated U.S. federal income tax returns. In connection with the Spin-Off, Culligan and Samsonite entered into a Tax Sharing Agreement (the "Tax Sharing Agreement") providing, among other things, for the allocation between Samsonite and Culligan of federal and state tax liabilities for all periods prior to completion of the Spin-Off. Under the Tax Sharing Agreement, the balance in Culligan's intercompany tax payable account remained outstanding and was converted into a long-term obligation. During the year ended January 31, 1996, Culligan paid to Samsonite, approximately $7,325 of its intercompany tax payable. During the year ended January 31, 1997, Culligan settled the remaining tax payable with Samsonite.

 Note Payable to Samsonite

  In June 1993, Culligan issued a $150,000 subordinated note payable with an interest rate of 11.5% to Samsonite. In December 1994, the Company made a principal payment to Samsonite of $20,000. In January 1995, Samsonite reduced the principal amount outstanding under the note payable through a $30,000 contribution to equity capital of the Company. The outstanding balance of such note was repaid by Culligan during July 1995 in connection with the Refinancing. For the year ended January 31, 1996, Culligan incurred interest expense under this obligation of $5,207.

               CULLIGAN WATER TECHNOLOGIES INC. AND SUBSIDIARIES

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(16) LITIGATION

  In August 1997, a purported class action was filed against Culligan International Company, certain unidentified distributors and certain other unidentified individual defendants in the Superior Court, County of Los Angeles, State of California. The Complaint in the action alleges that the defendants violated provisions of California law relating to home solicitations by failing to include language and notices relating to rights of rescission and engaging in unfair, unlawful and deceptive business acts and practices. The Complaint in such action seeks disgorgement of alleged illicit profits, injunctive relief, punitive damages and treble damages and alleges that the amount the class is entitled to exceeds $20 million. In February 1998, a second purported class action was filed against Culligan International Company, Household International and others in the Superior Court, County of Los Angeles, State of California. The complaint in such action also alleges violations of California law relating to home solicitations and seeks equitable relief and consequential and exemplary damages in an unspecified amount. The Company intends to vigorously contest these matters and does not believe that they will have a material adverse effect on its financial condition or results of operations.

  In November 1997, an action was commenced by Culligan Springs Limited ("Culligan Springs") against Culligan of Canada Ltd., ("Culligan of Canada"), a wholly owned subsidiary of the Company, in Bracebridge, Ontario. Culligan Springs is an authorized producer of bottled water under Culligan of Canada's trademarks in Canada. The action alleges breach of contract and breach of warranty in connection with an alleged license to use the CULLIGAN trademark in connection with the processing, distribution and sale of bottled water in the eastern United States. The Statement of Claim seeks $50 million in damages, interest, attorneys fees and other unspecified relief. Culligan of Canada answered, denying the claim. The Company believes it has meritorious defenses to such action and does not believe it will have a material adverse effect on its financial condition or the results of operations.

  In February 1998, a complaint was filed by KX Industries, LP and Koslow Technologies Corporation against the Company and its Water Filtration Business alleging that infringement of a patent for the production of carbon block, false advertising in connection with a carbon block faucet mount filter marketed by the Company's consumer products division, and the misappropriation of certain of KX's trade secrets. The Complaint seeks injunctive relief, disgorgement, compensatory and exemplary damages in an unspecified amount. The Company believes it has meritorious defenses to such action and does not believe it will have a material adverse effect on its financial condition or the results of operations.

  The Company is party to various other pending and threatened litigation arising in the normal course of business. While it is not possible to predict the outcome of these matters, management believes that the pending items will not have a material adverse effect upon the financial condition or results of operations of the Company.

               CULLIGAN WATER TECHNOLOGIES INC. AND SUBSIDIARIES

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


(17) SEGMENT INFORMATION

  The Company operates in one industry segment--the design, manufacture and marketing of water treatment products and equipment. The Company has a diversified customer base with no one customer accounting for 10% or more of consolidated net sales. The Company has subsidiaries in Europe, the Pacific Rim, Latin America, Canada and the Caribbean. Information regarding the Company's operations in the United States and internationally are presented below:

                                             YEAR ENDED  YEAR ENDED  YEAR ENDED
                                             JANUARY 31, JANUARY 31, JANUARY 31,
                                                1996        1997        1998
                                             ----------- ----------- -----------
      Net sales:
        United States.......................  $203,441    $265,904    $358,265
        Europe..............................   102,607     105,558     142,752
        Other non-U.S.......................    14,284      18,065      37,455
        Intercompany sales..................   (15,830)    (18,509)    (32,728)
                                              --------    --------    --------
          Consolidated net sales............  $304,502    $371,018    $505,744
                                              ========    ========    ========
      Operating income (loss):
        United States.......................  $ (9,027)   $ 19,617    $  3,555
        Europe..............................     8,315      13,044      (4,609)
        Other non-U.S.......................     2,655       2,471       6,350
        Adjustments and eliminations........      (329)     (1,149)     (1,689)
                                              --------    --------    --------
          Consolidated operating income.....  $  1,614    $ 33,983    $  3,607
                                              ========    ========    ========
      Depreciation expense
        United States.......................  $  5,921    $  7,234    $ 10,009
        Europe..............................     1,418       1,287       2,077
        Other non-U.S.......................       194         404       2,359
        Corporate...........................     1,876       1,166         716
                                              --------    --------    --------
          Total depreciation expense........  $  9,409    $ 10,091    $ 15,161
                                              ========    ========    ========
      Amortization expense
        United States.......................  $     23    $    382    $  2,576
        Europe..............................       157         152         684
        Other non-U.S.......................         0         138         722
        Corporate...........................    38,622      16,850       1,458
                                              --------    --------    --------
          Total amortization expense........  $ 38,802    $ 17,522    $  5,440
                                              ========    ========    ========

                                                                 JANUARY 31,
                                                              -----------------
                                                                1997     1998
                                                              -------- --------
      Identifiable assets:
        United States........................................ $179,438 $416,611
        Europe...............................................   74,613  317,987
        Other non-U.S........................................   15,972   60,523
        Corporate............................................   67,339   63,142
                                                              -------- --------
      Consolidated identifiable assets....................... $337,362 $858,263
                                                              ======== ========
      Capital Expenditures:
        United States........................................ $ 12,702 $ 22,009
        Europe...............................................    2,601    4,204
        Other non-U.S........................................    1,740    9,315
        Corporate............................................        0        0
                                                              -------- --------
          Total Capital Expenditures......................... $ 17,043 $ 35,528
                                                              ======== ========

               CULLIGAN WATER TECHNOLOGIES INC. AND SUBSIDIARIES

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


(18) QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                          FIRST    SECOND   THIRD     FOURTH
                                         QUARTER  QUARTER  QUARTER    QUARTER
                                         -------  -------- --------  ---------
Year Ended January 31, 1997:
  Net sales............................. $83,390  $ 91,922 $ 97,104  $  98,602
  Gross profit..........................  36,738    41,372   42,610     44,717
  Net income (loss)..................... $(3,348) $  2,761 $  7,951  $   8,521
                                         =======  ======== ========  =========
Basic Income (Loss) Per Share:
  Income (Loss) Before Extraordinary
   Item.................................   (0.17)     0.14     0.40       0.40
  Extraordinary Item....................     --        --       --         --
                                         -------  -------- --------  ---------
    Net Income (Loss) Per Share.........   (0.17)     0.14     0.40       0.40
                                         =======  ======== ========  =========
Diluted Income (Loss) Per Share:
  Income (Loss) Before Extraordinary
   Item.................................   (0.17)     0.13     0.37       0.39
  Extraordinary Item....................     --        --       --         --
                                         -------  -------- --------  ---------
    Net income (Loss) Per Share.........   (0.17)     0.13     0.37       0.39
                                         =======  ======== ========  =========
Year Ended January 31, 1998:
  Net sales............................. $99,403  $114,765 $140,086  $ 151,490
  Gross profit..........................  45,049    49,757   57,002     65,085
  Net income (loss)..................... $26,592  $  9,472 $(15,160) $ (26,526)
                                         =======  ======== ========  =========
Basic Income (Loss) Per Share:
  Income (Loss) Before Extraordinary
   Item.................................    1.26      0.44    (0.61)     (1.03)
  Extraordinary Item....................   (0.02)      --       --         --
                                         -------  -------- --------  ---------
    Net Income (Loss) Per Share.........    1.24      0.44    (0.61)     (1.03)
                                         =======  ======== ========  =========
Diluted Income (Loss) Per Share:
  Income (Loss) Before Extraordinary
   Item.................................    1.22      0.43    (0.61)     (1.03)
  Extraordinary Item....................   (0.02)      --       --         --
                                         -------  -------- --------  ---------
    Net Income (Loss) Per Share.........    1.20      0.43    (0.61)     (1.03)
                                         =======  ======== ========  =========

(19) STOCKHOLDER RIGHTS

  On September 13, 1996, the Company adopted a stockholder rights plan and authorized the execution of the Rights Agreement between the Company and The First National Bank of Boston, as Rights Agent (the "Rights Agreement") for which American Stock Transfer and Trust Company serves as successor rights agent. The rights plan is intended to deter coercive or partial offers which will not provide fair value to all stockholders and enhance the Board's ability to represent all stockholders and thereby maximize stockholder values. Pursuant to the Rights Agreement, one right ("Right") was issued for each share of common stock, par value $.01 per share, of the Company outstanding as of the close of business on September 26, 1996. Each of the Rights entitle the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, at a price of $78 per one one-hundredth of a share. Initially, the Rights are attached to common stock certificates representing shares then outstanding and no separate rights certificates will be distributed until the occurrence of a Distribution Date as defined in the Rights Agreement. The Rights generally will not become exercisable unless and until, among other things, any person acquires 15% or more of the outstanding stock (other than a person that owned 15% or more on September 3, 1996 as long as such person does not increase its percentage ownership by more than five percentage points over its percentage ownership on such date). The Rights are generally redeemable at $.005 per Right at any time until

               CULLIGAN WATER TECHNOLOGIES INC. AND SUBSIDIARIES

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

10 business days following a public announcement that a 15% or greater position in the Company's common stock has been acquired and will expire, unless earlier redeemed or extended, on September 13, 1998.

  In connection with the Agreement and Plan of Merger described in Note 22, the Company has amended the Rights Agreement to among other things, provide that the rights shall not become exercisable as a result of the Agreement and Plan of Merger or the merger provided for therein, and reduce the beneficial ownership threshold at which a person becomes an "Acquiring Person" under the Rights Agreement from 15% of the outstanding shares of Company Common Stock to 9.9%.

(20) STOCK OPTIONS

  Pursuant to his employment agreement, the Company granted to its chief executive officer (CEO) options to purchase 491,426 shares at an exercise price of $9.98 per share. Such options expire in 2005 and are fully vested as of January 31, 1998. The Company has also granted to the CEO options for 300,000 shares at an exercise price of $33.25 under the 1997 Plan described below, in connection with an extension of his employment agreement. Approximately 60% of these options are exercisable in five equal annual installments upon the attainment by the Company of performance goals developed jointly by the Compensation Committee and the CEO, and the remainder are exercisable in five equal annual installments, so long as the CEO remains employed with the Company.

  At January 31, 1998, the Company had two stock option plans, the Culligan 1995 Amended and Restated Stock Option and Incentive Award Plan (the "1995 Plan") and the Culligan 1997 Stock Option and Incentive Award Plan (the "1997 Plan"). Under the 1995 Plan, as amended, the Company may grant options to its employees for up to 1,050,000 shares of common stock. As of January 31, 1998, the Company has granted options, net of cancellations, for 879,950 shares pursuant to the 1995 Plan. Under the 1997 Plan, the Company may grant options to its employees for up to 1,000,000 shares of common stock. As of January 31, 1998, the Company has granted options for 300,000 shares pursuant to the 1997 Plan. Except for the options referred to above included under the 1997 Plan, no options are outstanding under such Plan. Options under both plans vest over a five-year period subject to satisfaction of certain time and performance vesting criteria.

  A summary of the status of the Company's fixed stock option activity as of January 31, 1996, 1997, and 1998, and changes during the years ended on those dates is presented below:

                                    1996               1997                1998
                             ------------------ ------------------- -------------------
                                       WEIGHTED            WEIGHTED            WEIGHTED
                                       AVERAGE             AVERAGE             AVERAGE
                                       EXERCISE            EXERCISE            EXERCISE
   FIXED OPTIONS               SHARE    PRICE     SHARE     PRICE     SHARE     PRICE
   -------------             --------- -------- ---------  -------- ---------  --------
   Outstanding at beginning
    of year................    286,666  $ 9.98  1,256,434   $ 9.74  1,028,766   $22.32
   Granted.................
     1995 Plan.............    298,600  $12.58    362,500   $35.49     57,500   $42.09
     1997 Plan.............        --             120,000   $33.25        --
   Options granted outside
    the plans..............    671,168  $ 8.37        --                  --
     Exercised.............        --            (662,768)  $ 8.43    (32,320)  $12.93
     Cancelled.............        --             (47,400)  $11.33   (100,740)  $25.54
                             ---------          ---------           ---------
   Outstanding at end of
    year...................  1,256,434  $ 9.74  1,028,766   $22.32    953,206   $22.66
                             =========          =========           =========
   Options exercisable at
    year-end...............    810,923            296,530             531,466
   Weighted-average fair
    value of options
    granted during the
    year...................  $    4.81          $   13.03           $   14.07

               CULLIGAN WATER TECHNOLOGIES INC. AND SUBSIDIARIES

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


  The following table summarizes information about the Company's fixed stock options outstanding at January 31, 1998:

                                OPTIONS OUTSTANDING      OPTIONS EXERCISABLE
                             -------------------------- ---------------------
                   NUMBER                     WEIGHTED-   NUMBER    WEIGHTED-
      RANGE OF   OUTSTANDING WEIGHTED-AVERAGE  AVERAGE  EXERCISABLE  AVERAGE
      EXERCISE   JANUARY 31,    REMAINING     EXERCISE  JANUARY 31, EXERCISE
       PRICES       1998     CONTRACTUAL LIFE   PRICE      1998       PRICE
      --------   ----------- ---------------- --------- ----------- ---------
       $ 7.87       17,500            --       $ 7.87      17,500    $ 7.87
       $ 9.98      286,666      7.0 years      $ 9.98     286,666    $ 9.98
       $12.23      198,040      7.8 years      $12.59     100,700    $12.49
      $33.13-
       $46.01      451,000      8.0 years      $35.70     126,600    $35.10
                   -------                                -------
                   953,206      7.5 years      $22.65     531,466    $16.37
                   =======                                =======

  A summary of the status of the Company's performance based stock option activity as of January 31, 1996, 1997, and 1998, and changes during the years ended on those dates is presented below:

                                  1996 WEIGHTED-          1997 WEIGHTED-          1998 WEIGHTED-
                                     AVERAGE                 AVERAGE                 AVERAGE
  PERFORMANCE OPTIONS      SHARE  EXERCISE PRICE  SHARE   EXERCISE PRICE  SHARE   EXERCISE PRICE
  -------------------     ------- -------------- -------  -------------- -------  --------------
Outstanding at beginning
 of year................  204,760     $ 9.98     430,660      $11.10     742,660      $22.86
 Granted
  1995 Plan.............  225,900     $12.11     195,000      $35.24      19,500      $38.09
  1997 Plan.............      --                 180,000      $33.25         --
  Exercised.............      --                 (16,500)     $10.92     (24,480)     $12.89
  Cancelled.............      --                 (46,500)     $10.37      (2,010)     $27.97
                          -------                -------                 -------
Outstanding at end of
 year...................  430,660     $11.10     742,660      $22.86     735,670      $23.72
                          =======                =======                 =======
Options exercisable at
 year-end...............  105,153                194,212                 380,710
Weighted-average fair
 value of options
 granted during the
 year...................  $  4.84                $ 12.81                 $ 13.18

  The following table summarizes information about the Company's performance based stock options outstanding at January 31, 1998:

                                OPTIONS OUTSTANDING      OPTIONS EXERCISABLE
                             -------------------------- ---------------------
                   NUMBER       WEIGHTED-     WEIGHTED-   NUMBER    WEIGHTED-
      RANGE OF   OUTSTANDING     AVERAGE       AVERAGE  EXERCISABLE  AVERAGE
      EXERCISE   JANUARY 31,    REMAINING     EXERCISE  JANUARY 31, EXERCISE
       PRICES       1998     CONTRACTUAL LIFE   PRICE      1998       PRICE
      --------   ----------- ---------------- --------- ----------- ---------
       $9.98       204,760      7.0 years      $ 9.98     204,760    $ 9.98
       $12.23      130,410      8.1 years      $12.23      66,450    $12.23
      $33.13-
       $46.01      400,500      8.9 years      $34.49     109,500    $34.67
                   -------                                -------
                   735,670      7.8 years      $23.72     380,710    $17.47
                   =======                                =======

  The Company applies APB Opinion No. 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation cost for the Company's stock option plans been determined using a fair value method rather than the intrinsic value

               CULLIGAN WATER TECHNOLOGIES INC. AND SUBSIDIARIES

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

method prescribed by APB Opinion No. 25, the Company's net income (loss) and earnings (loss) per share would have been reduced to the pro forma amounts indicated below.

                                                                 1997    1998
                                                                ------- -------
      Net Income (Loss)................... As Reported          $15,885 $(5,622)
                                           Pro Forma            $15,626 $(7,272)
      Earnings (Loss) per Share........... As Reported--Basic   $  0.78 $ (0.24)
                                           As Reported--Diluted $  0.74   (0.24)
                                           Pro Forma--Basic     $  0.77 $ (0.31)
                                           Pro Forma--Diluted   $  0.73   (0.31)

  Pro forma net income (loss) primarily reflects options granted in the years ended January 31, 1996 and 1997. As a result, the full impact of calculating compensation cost for stock options under the fair value method is not reflected in the pro forma net income amounts presented above. Compensation cost for options granted at the end of the year ended January 31, 1998, will be reflected over the options' vesting period of 5 years beginning in fiscal 1999.

  The fair value of options granted under the Company's stock plans during fiscal 1997 and 1998 was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used: no dividend yield, expected volatility of 29.98%, risk free interest rates ranging from 6.20%-6.94% and expected lives ranging from 3 to 5 years.

(21) PUBLIC OFFERING OF COMMON STOCK

  In October 1996, the Company issued additional shares of its common stock upon the exercise of over-allotment options granted to underwriters in connection with a secondary public offering of shares of the Company's common stock. The net proceeds of approximately $32,000 from the issuance of such shares and from the exercise of stock options by one of the selling stockholders in the offering were used to repay indebtedness under a then existing Credit Facility.

(22) SUBSEQUENT EVENTS (UNAUDITED)

  On February 9, 1998, the Company entered into the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 9, 1998 among United States Filter Corporation ("USF"), the Company and Palm Water Acquisition Corp., a newly-formed wholly owned subsidiary of USF ("Merger Sub").

  Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the "Merger"). In connection with the Merger, USF will issue in exchange for each issued and outstanding share (other than treasury shares and shares owned by USF) of the Company's common stock, par value $.01 per share ("Company Common Stock"), 1.714 shares of common stock, par value $.01 per share of USF ("USF Common Stock") if the average of the closing prices of the shares of USF Common Stock as reported on the New York Stock Exchange Composite Tape on each of the last ten trading days ending on the sixth trading day prior to the date of the meeting of the Company's stockholders at which the approval of the Merger by the Company's stockholders is obtained (the "Average Share Price") is equal to or greater than $35 (the "Exchange Ratio"); provided, however, that (i) if the Average Share Price is less than $35, but greater than or equal to $32, then the Exchange Ratio shall be equal to the quotient obtained (rounded to the nearest ten-thousandth of a share) by dividing $60 by the Average Share Price; and (ii) if the Average Share Price is less than $32, the Exchange Ratio shall be equal to 1.875. Among other circumstances, the Merger Agreement may be terminated by the Company if the Average Share Price, or if the average of the closing prices of the shares of USF Common Stock

               CULLIGAN WATER TECHNOLOGIES INC. AND SUBSIDIARIES

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

as reported on the New York Stock Exchange Composite Tape for any period of 10 consecutive trading days which ends after the last trading day used in calculating the Average Share Price, is less than $26.25.

  The Merger will be accounted for as a pooling of interests and is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. Consummation of the Merger is subject to customary regulatory approvals and the approval of the stockholders of each of the Company and USF. The Merger is expected to be consummated in the first half of 1998.

  Apollo Investment Fund, LP, and Lion Advisors, LP (collectively, "Apollo"), which beneficially own in the aggregate 7,334,859 shares of the Company's common stock (representing approximately 28.4% of the total number of shares of Company Common Stock outstanding) have each entered into a Support/Voting Agreement with USF pursuant to which they have agreed, among other things, to cause such shares of Company Common Stock that they beneficially own to be voted in favor of the Merger.

                                  PROTEAN PLC

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report............................................... F-29
Consolidated Balance Sheet................................................. F-30
Consolidated Profit and Loss Account....................................... F-31
Consolidated Cash Flow Statement........................................... F-32
Reconciliation of Net Cash Flow to Movement in Net Debt.................... F-32
Consolidated Statement of Total Recognised Gains and Losses................ F-33
Reconciliation of Movements in Shareholders' Funds......................... F-33
Note of Consolidated Historic Cost Profits and Losses...................... F-33
Notes to the Consolidated Financial Statements............................. F-34

                         INDEPENDENT AUDITORS' REPORT

To the members of Protean plc:

  We have audited the accompanying consolidated balance sheet of Protean plc as of 31 March 1997 and the related consolidated profit and loss account, cash flow statement, reconciliation of net cash flow to movement in net debt, statement of total recognised gains and losses, reconciliation of movements in shareholders' funds, and note of consolidated historical cost profits and losses for the year ended 31 March 1997. These consolidated financial statements are the responsibility of the management of Protean plc. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards in the United Kingdom which do not differ in any material respects from auditing standards generally accepted in the United States. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Protean plc and its subsidiaries as of 31 March 1997 and the results of their operations and their cash flows for the year ended 31 March 1997 in conformity with generally accepted accounting principles in the United Kingdom.

  Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected results of operations for year ended 31 March 1997 and shareholders' funds as of 31 March 1997 to the extent summarised in note 28 to the consolidated financial statements.

                                          KPMG Audit PLC
                                          Chartered Accountants and Registered
                                          Auditor London

12 June 1997, except for note 27
which is as of 2 December 1997

                                  PROTEAN PLC

                           CONSOLIDATED BALANCE SHEET

                              AS AT 31 MARCH 1997

                                                               NOTES    1997
                                                               ----- -----------
                                                                     (Pounds)000
   Fixed assets...............................................
   Tangible assets............................................   10      9,081
   Current assets.............................................
   Stocks.....................................................   11     12,936
   Debtors....................................................   12     21,855
   Cash deposits as security for Loan Notes...................             400
   Cash at bank and in hand...................................           6,356
                                                                       -------
                                                                        41,547
   Creditors: Amounts falling due within one year.............   13    (27,464)
                                                                       -------
   Net current assets.........................................          14,083
                                                                       -------
   Total assets less current liabilities......................          23,164
   Creditors: Amounts falling due after more than one year....   14     (6,487)
   Provisions for liabilities and charges.....................   15     (1,127)
                                                                       -------
   Net assets.................................................          15,550
                                                                       =======
   Capital and reserves.......................................
   Called up share capital....................................   16      2,190
   Share premium account......................................   17     13,046
   Revaluation reserve........................................   17        206
   Capital reserve............................................              10
   Profit and loss account....................................   17         98
                                                                       -------
   Shareholders' equity.......................................          15,550
                                                                       =======


   The accompanying notes are an integral part of these financial statements.

                                  PROTEAN PLC

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT

                        FOR THE YEAR ENDED 31 MARCH 1997

                                                               NOTES    1997
                                                               ----- -----------
                                                                     (Pounds)000
   Turnover...................................................
   Continuing operations......................................    2     75,978
   Acquisitions...............................................    2      5,163
                                                                       -------
   Total continuing operations................................          81,141
   Operating costs before exceptional item:
   Continuing operations......................................    3    (66,602)
   Acquisitions...............................................    3     (4,068)
   Exceptional item:
   Continuing operations: reorganisation costs................    4     (1,324)
                                                                       -------
   Total operating costs......................................         (71,994)
   Operating profit...........................................
   Continuing operations......................................    2      8,052
   Acquisitions...............................................    2      1,095
                                                                       -------
   Total operating profit.....................................           9,147
   Net interest payable.......................................    6       (406)
                                                                       -------
   Profit on ordinary activities before taxation..............           8,741
   Tax on profit on ordinary activities.......................    7     (3,033)
                                                                       -------
   Profit for the financial year..............................           5,708
   Dividends paid and proposed................................    8     (2,890)
                                                                       -------
   Retained profit for the financial year.....................           2,818
                                                                       =======
   Earnings per share.........................................    9      13.3p
                                                                       =======


   The accompanying notes are an integral part of these financial statements.

                                  PROTEAN PLC

                        CONSOLIDATED CASH FLOW STATEMENT

                        FOR THE YEAR ENDED 31 MARCH 1997

                                                               NOTES    1997
                                                               ----- -----------
                                                                     (Pounds)000
   Net cash inflow from operating activities..................   22     9,992
   Returns on investments and servicing of finance............   23      (105)
   Taxation...................................................         (3,484)
   Capital expenditure........................................   23    (1,430)
                                                                       ------
                                                                        4,973
   Acquisitions and disposals.................................   23    (9,599)
   Equity dividends paid......................................         (2,781)
                                                                       ------
   Cash outflow before financing..............................         (7,407)
                                                                       ------
   Financing--Issue of shares.................................   23     5,140
   --Increase in loans and finance leases.....................   23     4,505
                                                                       ------
                                                                        9,645
                                                                       ------
   Increase in cash in the period.............................          2,238
                                                                       ======

            RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                        FOR THE YEAR ENDED 31 MARCH 1997

                                                              NOTES    1997
                                                              ----- -----------
                                                                    (Pounds)000
   Increase in cash in the period............................          2,238
   Cash (inflow)/outflow from increase/decrease in loans and
    finance leases ..........................................   24    (4,505)
   Release of Loan Note security deposit.....................   24      (568)
                                                                      ------
   Change in net debt resulting from cash flows..............   24    (2,835)
   Loans acquired with subsidiaries..........................   24      (554)
   New finance leases........................................   24       (13)
   Translation difference....................................   24       272
                                                                      ------
   Movement in net debt in the period........................         (3,130)
   Net debt at 1 April 1996..................................   24    (1,085)
                                                                      ------
   Net debt at 31 March 1997.................................         (4,215)
                                                                      ======

   The accompanying notes are an integral part of these financial statements.

                                  PROTEAN PLC

          CONSOLIDATED STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

                        FOR THE YEAR ENDED 31 MARCH 1997

                                                                          TOTAL
                                                                         (Pounds)
                                                                           000
                                                                         --------
   Profit for the financial year.......................................    5,708
   Currency translation difference on foreign currency net investments.     (895)
                                                                          ------
     Total recognised gains and losses in the period...................    4,813
                                                                          ======

               RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                        FOR THE YEAR ENDED 31 MARCH 1997

                                                                           1997
                                                                         (Pounds)
                                                                           000
                                                                         --------
   Profit for the financial year.......................................    5,708
   Dividends paid and proposed.........................................   (2,890)
                                                                          ------
                                                                           2,818
   Other recognised gains and losses relating to the year (net)........     (895)
   Net share capital subscribed........................................    5,140
   Net goodwill written off............................................   (9,124)
                                                                          ------
   Net (deduction)/addition to shareholders' funds.....................   (2,061)
   Opening shareholders' funds.........................................   17,611
                                                                          ------
   Closing shareholders' funds.........................................   15,550
                                                                          ======

             NOTE OF CONSOLIDATED HISTORIC COST PROFITS AND LOSSES

                        FOR THE YEAR ENDED 31 MARCH 1997

                                                                           1997
                                                                         (Pounds)
                                                                           000
                                                                         --------
   Reported and historical cost profit on ordinary activities before
    taxation...........................................................    8,741
                                                                          ======
   Historical cost profit for the year retained after taxation and
    dividends..........................................................    2,818
                                                                          ======


   The accompanying notes are an integral part of these financial statements.

                                  PROTEAN PLC

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(1) ACCOUNTING POLICIES

  The principal accounting policies that have been adopted in the preparation of these financial statements are given below:

 Basis of preparation

  The consolidated financial statements have been prepared in conformity with accounting standards applicable in the United Kingdom, under the historical cost accounting standards.

  Accounting principles generally accepted in the United Kingdom vary in certain respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected the results of operations for periods reported in the year ended 31 March 1997 and the shareholders' funds at 31 March 1997 to the extent summarised in note 28 to the consolidated financial statements.

 Goodwill

  Fair values are ascribed to assets and liabilities of subsidiary companies at the dates of acquisition. Goodwill, which is the difference between the fair value of the consideration and the fair value of the assets acquired is dealt with through reserves in the year of acquisition.

  On the subsequent disposal of a previously acquired business, the profit or loss on disposal is calculated after charging any related goodwill previously taken to reserves.

 Turnover

  Turnover comprises amounts charged by Group companies for goods and services provided to customers and the for value carried out during the year, excluding sales taxes and inter-company sales.

 Depreciation

  Depreciation is provided on a straight-line basis on all tangible fixed assets, with the exception of land, at rates calculated to write off the cost or valuation of each asset less estimated residual value over its expected useful life. Leased assets are depreciated over the shorter of their useful life and the term of the lease. The principal rates used are:

     Freehold and long leasehold buildings...............................   2-4%
     Fixtures, fittings and equipment.................................... 10-20%
     Plant and machinery................................................. 10-20%
     Computer equipment.................................................. 20-33%
     Motor vehicles......................................................    25%

 Leases

  Tangible fixed assets include assets operated by the Group under finance leases and hire purchase contracts where the Group has substantially all the risks and rewards of ownership of the asset. Correspondingly, creditors shown in the balance sheet include the commitment for the capital element of future lease or hire purchase payments. The finance element of lease or hire purchase payments is charged to the profit and loss account over the term of the lease or the hire purchase contract.

  All other leases are treated as operating assets and payments are charged to the profit and loss account as they are incurred.

                                  PROTEAN PLC

 Stocks

  Stocks have been valued at the lower of cost and net realisable value. Cost includes the cost of materials, labour and an appropriate proportion of production overhead expenses.

 Research and Development

  Research and development expenditure is written off against the profit and loss account in the year in which it is incurred.

 Taxation

  The charge for taxation is based on the profits for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes.

  Provision is made for deferred taxation only to the extent that the Directors consider that a liability will become payable in the foreseeable future. No provision is made for any additional taxation that might arise should the retained reserves of certain overseas companies be remitted to the United Kingdom.

 Deferred Income

  Amounts received from customers for vouchers entitling them to future services are not credited to revenue until redemption or expiry of the vouchers. The amount so deferred is calculated by reference to the issue price of the voucher.

 Translation of foreign currencies

  Assets and liabilities in foreign currencies are expressed in sterling at the rates of exchange ruling at the end of the financial period. Gains or losses arising on the translation of net assets of overseas companies, net of related foreign currency borrowings are taken to reserves. Trading results of overseas companies are translated into sterling at the average rates of exchange for the period.

  Transactions in foreign currencies are recorded at the rate of exchange at the date of the transaction or, if hedged forward, at the rate of exchange under the related forward currency contract. Differences arising between the transaction date and the payment date are taken immediately to the profit and loss account.

 Pension costs

  The Group operates a number of pension schemes, covering the majority of employees, under which contributions by eligible employees and the employing companies are administered in funds independent from the companies' assets. The regular cost of providing benefits is charged to profit so as to spread the cost over the employee working lives on a systematic basis. Variations from regular cost are spread over the remaining service lives of the employees.

                                  PROTEAN PLC

(2) GEOGRAPHICAL ANALYSIS OF TURNOVER

                                                                          1997
                                                                        (Pounds)
     BY CUSTOMER LOCATION                                                 000
     --------------------                                               --------
     United Kingdom....................................................  29,427
     France............................................................  10,985
     Germany...........................................................   9,177
     Other Western Europe..............................................  11,139
     USA and Canada....................................................   9,423
     Asia and Far East.................................................   5,621
     Others............................................................   5,369
                                                                         ------
                                                                         81,141
                                                                         ======

  By operating location

                                            OTHER
                                  UNITED   WESTERN             INTER
                                 KINGDOM    EUROPE     USA    SEGMENT   TOTAL
                                 (Pounds)  (Pounds)  (Pounds) (Pounds) (Pounds)
                                   000       000       000      000      000
                                 --------  --------  -------- -------- --------
Turnover
  Continuing operations........   54,743    20,684     4,999   (4,448)  75,978
  Acquisitions.................      --        --      5,163      --     5,163
                                 -------   -------    ------   ------  -------
Total turnover.................   54,743    20,684    10,162   (4,448)  81,141
Operating costs continuing
 operations
  Continuing operations........  (46,888)  (19,029)   (5,133)   4,448  (66,602)
  Acquisitions.................      --        --     (4,068)     --    (4,068)
Exceptional item...............             (1,324)                     (1,324)
Operating profit before
 interest continuing operations
  Continuing operations........    7,855       331      (134)     --     8,052
  Acquisitions.................      --        --      1,095      --     1,095
Total operating profit before
 interest......................    7,855       331       961      --     9,147
                                 -------   -------    ------   ------  -------
Net operating assets...........   12,410     4,380     2,975      --    19,765
                                 -------   -------    ------   ------  -------

  Net operating assets are stated before deducting net debt of (Pounds)4,215,000 to give net assets of (Pounds)15,550,000

                                  PROTEAN PLC

(3) OPERATING COSTS BEFORE EXCEPTIONAL ITEM

                                              1997
                                           CONTINUING      1997
                                           OPERATIONS  ACQUISITIONS    1997
                                           (Pounds)000 (Pounds)000  (Pounds)000
                                           ----------- ------------ -----------
   Change in stocks of finished goods and
    work in progress.....................      (219)        108         (111)
   Raw materials and consumables.........    28,675       1,236       29,911
   Staff costs (note 5)..................    24,310       1,688       25,998
   Depreciation of fixed tangible
    assets:..............................
     owned...............................     1,079          35        1,114
     leased..............................       230         --           230
   Amounts paid to KPMG Audit plc and its
    associates:
     As auditors.........................       219          10          229
     For non audit services..............        60         --            60
   Operating leases:
     Plant and machinery.................     1,262           4        1,266
     Land and buildings..................       877           7          884
   Research and development..............     1,992         298        2,290
   Other operating charges...............     8,117         682        8,799
                                             ------       -----       ------
                                             66,602       4,068       70,670
                                             ======       =====       ======

  Group auditors: in addition to the above, (Pounds)61,000 and (Pounds)139,000 were paid to the Group auditor and its associates in respect of non audit services, which have been included in the cost of acquisitions and exceptional item respectively.

(4) EXCEPTIONAL ITEM

  The exceptional item represents reorganisation costs incurred in respect of DWA GmbH & Co. KG totalling (Pounds)1,324,000, and consists of redundancies and professional and consultancy assistance in Germany, together with stock wrtie downs and other provisions.

(5) EMPLOYEES AND DIRECTORS

  The average number of employees during the year was as follows:

                                                                        1997
                                                                     (Pounds)000
                                                                     -----------
   Production.......................................................      600
   Sales and administration.........................................      537
                                                                       ------
                                                                        1,137
                                                                       ======
                                                                     (Pounds)000
                                                                     -----------
   Staff (including Directors) costs were as follows:
     Wages and salaries.............................................   22,191
     Social security costs..........................................    2,932
     Other pension costs............................................      875
                                                                       ------
                                                                       25,998
                                                                       ======

                                  PROTEAN PLC

                                                                     1997
                                                                  (Pounds)000
                                                                  -----------
   The emoluments of the directors, including pension
    contributions were as follows:
     Basic remuneration..........................................     506
     Performance related bonuses.................................     --
     Pension contributions and benefits in kind..................      93
                                                                      ---
                                                                      599
                                                                      ===

  Included in the above is (Pounds)14,500 paid to the management service company of a director for the provision of his services.

  The aggregate emoluments of the highest paid Director were (Pounds)139,828. He is a member of a defined benefit pension scheme, under which his accrued pension entitlement at 31 March 1997 was (Pounds)66,096.

(6) NET INTEREST PAYABLE

                                                                        1997
                                                                     (Pounds)000
                                                                     -----------
   Interest payable on loans and other borrowings:
     Bank loans and overdrafts......................................     645
     Other loans....................................................     154
     Finance leases.................................................       9
                                                                        ----
                                                                         808
     Interest receivable............................................    (402)
                                                                        ----
                                                                         406
                                                                        ====

(7) TAX ON PROFIT ON ORDINARY ACTIVITIES

                                                                        1997
                                                                     (Pounds)000
                                                                     -----------
   UK corporation tax at 33%........................................    2,783
   Under-provision in prior years charges...........................      104
   Overseas corporate taxation......................................      232
   Deferred taxation................................................      (86)
                                                                        -----
                                                                        3,033
                                                                        =====

  The taxation charge for the water division includes a tax credit in respect of the exceptional item of (Pounds)542,000.

(8) DIVIDENDS PAID AND PROPOSED

                                                                        1997
                                                                     (Pounds)000
                                                                     -----------
   Interim (paid): 1.60p per share..................................      700
   Final (proposed): 5.00p per share................................    2,190
                                                                        -----
                                                                        2,890
                                                                        =====

                                  PROTEAN PLC

(9) EARNINGS PER SHARE

  Earnings per share is calculated by dividing the profit after taxation attributable to ordinary shareholders of (Pounds)5,708,000 by the weighted average number of shares in issue during the year, 42,968,438. The fully diluted earnings per share is not materially different from the basic earnings per share.

(10) TANGIBLE FIXED ASSETS

                                             FIXTURES,
                                 LAND AND   FITTINGS AND  PLANT AND
                                 BUILDINGS   EQUIPMENT    MACHINERY     TOTAL
                                (Pounds)000 (Pounds)000  (Pounds)000 (Pounds)000
                                ----------- ------------ ----------- -----------
Cost or valuation
1 April 1996...................    5,201       4,417        7,124      16,742
Currency translation...........     (218)       (244)        (191)       (653)
Subsidiary acquired............      613          83          194         890
Additions......................       90         747          889       1,726
Disposals......................      --          (54)        (364)       (418)
                                   -----       -----        -----      ------
31 March 1997..................    5,686       4,949        7,652      18,287
                                   =====       =====        =====      ======
Depreciation
1 April 1996...................      564       3,118        4,738       8,420
Currency translation...........      (14)       (174)        (115)       (303)
Charge for the year............      166         444          734       1,344
Disposals......................      --          (30)        (225)       (255)
                                   -----       -----        -----      ------
31 March 1997..................      716       3,358        5,132       9,206
                                   =====       =====        =====      ======
Net book value
31 March 1997..................    4,970       1,591        2,520       9,081
                                   =====       =====        =====      ======

(11) STOCKS

                                                                        1997
                                                                     (Pounds)000
                                                                     -----------
     Raw materials and consumable...................................    6,647
     Work in progress...............................................    2,208
     Finished goods.................................................    4,081
                                                                       ------
                                                                       12,936
                                                                       ======

(12) DEBTORS

                                                                        1997
                                                                     (Pounds)000
                                                                     -----------
     Trade debtors..................................................   17,233
     Amounts recoverable on contracts...............................      794
     Other debtors..................................................    1,879
     Prepayments....................................................      878
     Corporation tax recoverable....................................    1,071
                                                                       ------
                                                                       21,855
                                                                       ======

                                  PROTEAN PLC

  Debtors at 31 March 1997 are all due within one year with the exception of (Pounds)555,000 consisting of taxation recoverable and other debtors.

(13) CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                        1997
                                                                     (Pounds)000
                                                                     -----------
     Loan notes 1993/2000...........................................    2,202
     Bank loans and overdrafts......................................    2,266
     Payments on account............................................      566
     Trade creditors................................................    7,237
     Other creditors including taxation and social security.........    7,369
     Accruals.......................................................    4,145
     Deferred income................................................    1,473
     Finance lease obligations......................................       16
     Dividends payable..............................................    2,190
                                                                       ------
                                                                       27,464
                                                                       ======

  The loan notes 1993/2000 are unsecured and:

    a) are guaranteed by Midland Bank plc;

    b) are wholly or partly redeemable at certain dates in any year, but no later than 11 December 2000;

    c) carry a floating interest rate linked to Midland Bank base rate.

  Cash deposits of (Pounds)400,000 are held by Midland Bank plc as security for certain of their guarantees and this has been separately disclosed in the Group Balance Sheet and the analysis of net debt (Note 24)

(14) CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                        TOTAL
                                                                     (Pounds)000
                                                                     -----------
     Bank loans.....................................................    6,464
     Finance lease obligations......................................       23
                                                                        -----
                                                                        6,487

  Interest rates are set by reference to prevailing bank base rates. Borrowings are repayable by instalments as follows:

                                                                       FINANCE
                                                         BANK LOANS    LEASES
                                                         (Pounds)000 (Pounds)000
                                                         ----------- -----------
     In less than one year..............................    1,385         16
     Between one and two years..........................    1,528          8
     Between two and five years.........................    4,438         15
     After five years...................................      498        --
                                                            -----        ---
                                                            7,849         39
                                                            =====        ===

  Bank loans and overdrafts totalling (Pounds)1,043,000 are secured on certain assets in subsidiaries of the water group.

                                  PROTEAN PLC

(15) PROVISIONS FOR LIABILITIES AND CHARGES

                                 WARRANTY     PENSION    DEFERRED
                                 PROVISON    PROVISON    TAXATION      TOTAL
                                (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000
                                ----------- ----------- ----------- -----------
     1 April 1996..............     950          98         215        1,263
     Currency translation......     (87)         (8)        (11)        (106)
     Transfer to profit and
      loss account.............     (95)        (11)        (86)        (192)
     Subsidiaries acquired.....     189         --          --           189
     Movement on ACT
      recoverable..............     --          --          (27)         (27)
                                    ---         ---         ---        -----
                                    957          79          91        1,127
                                    ===         ===         ===        =====

  Deferred taxation is made up as follows:

                                                                        FULL
                                                                      POTENTIAL
                                                          PROVIDED    LIABILITY
                                                         (Pounds)000 (Pounds)000
                                                         ----------- -----------
     Surplus on property valuation......................     --           23
     Accelerated capital allowances.....................     310         310
     Short term timing differences......................     (47)        (47)
                                                            ----         ---
                                                             263         286
                                                                         ===
     Less ACT recoverable...............................    (172)
                                                            ----
                                                              91
                                                            ====

(16) CALLED UP SHARE CAPITAL

   Authorised                                                        (Pounds)000
   56,500,000 Ordinary 5p shares.........................                  2,825
                                                                     -----------
   Issued and fully paid Ordinary 5p shares:                  Number (Pounds)000
   1 April 1996.......................................... 41,608,535       2,080
   Issued during the year
     Share options exercised.............................    110,273           6
     Share placing.......................................  2,080,420         104
                                                          ---------- -----------
   31 March 1997......................................... 43,799,228       2,190
                                                          ========== ===========

  Shares were issued by way of a public placing on 21 August 1996 at a value of 245p per ordinary share (market price 257p).

  At 31 March 1997 there were outstanding options in respect of the following Protean Share Option Schemes:

                                 OUTSTANDING                           EXERCISE
                                   OPTIONS        EXERCISE DATES        PRICES
                                 ----------- ------------------------- --------
   Directors' Share Option
    Scheme......................    97,500         July 2000-July 2006     260p
   Group Share Option Plan......   145,250         July 1999-July 2006     260p
     Executive Share Option
      Plan......................   605,945         June 1990-July 2005 70p-192p
   Savings Related Share Option
    Plan........................   566,445   October 1997-January 2002 97p-209p

                                  PROTEAN PLC

(17) RESERVES

                                                SHARE                PROFIT AND
                                               PREMIUM   REVALUATION    LOSS
                                               ACCOUNT     RESERVE     ACCOUNT
                                             ----------- ----------- -----------
                                             (Pounds)000 (Pounds)000 (Pounds)000
   1 April 1996.............................    8,016        261        7,244
   Currency translation.....................      --         --          (895)
   Retained profit for the year.............      --         --         2,818
   Shares issued............................    4,993        --           --
   Share issue expenses.....................      (49)       --           --
   Share options exercised..................       86        --           --
   Goodwill arising on acquisitions.........      --         --        (9,124)
   Transfer.................................      --         (55)          55
                                               ------        ---       ------
                                               13,046        206           98
                                               ======        ===       ======

(18) CONTINGENT LIABILITIES

  Guarantees and bonds totalling (Pounds)2,235,000 had been given as at 31 March 1997 in the normal course of business.

  The Company has provided cross guarantees in respect of the bank facilities of certain subsidiary undertakings.

  Under the terms of the acquisition of FTS Systems Inc, additional consideration on a rising sale will be payable if the adjusted net operating profit for FTS Systems for the two years ending 31 December 1997 exceeds US$5,750,000. The maximum additional consideration payable is US$6,000,000 ((Pounds)3,680,000) in cash.

(19) COMMITMENTS

  At 31 March 1997 capital expenditure contracted but not provided for in these financial statements was (Pounds)102,000.

(20) OPERATING LEASES

  Payments under operating leases due to be made in the next year, analysed over the periods when the leases expire, are as follows.

                                                          LAND AND
                                                          BUILDINGS     OTHER
                                                            1997        1997
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
     Within one year....................................      81         107
     Between two and five years.........................     268         489
     After five years...................................     442           1
                                                             ---         ---
                                                             791         597
                                                             ===         ===

                                  PROTEAN PLC

(21) PURCHASE OF SUBSIDIARY UNDERTAKINGS

                                     BOOK   FAIR VALUE  ACCOUNTING FAIR VALUE
                                    VALUES  ADJUSTMENTS   POLICY   ADJUSTMENTS
                                    ------  ----------- ---------- -----------
Net assets/(liabilities) acquired
Acquisitions in the year ended 31
 March 1997:
 FTS Systems Inc
Fixed tangible assets..............    761      151        --           912
Stock and work in progress.........  1,932     (258)       --         1,674
Debtors............................  1,511      (32)       (31)       1,448
Cash...............................    269      --         --           269
Creditors and accruals............. (1,088)    (440)       (61)      (1,589)
Bank loans and overdrafts..........   (998)     --         --          (998)
Provisions.........................   (107)     (82)       --          (189)
                                    ------     ----        ---       ------
                                     2,280     (661)       (92)       1,527
                                    ======     ====        ===
Goodwill arising on acquisition..................................    11,626
                                                                     ------
Fair value of consideration                                          13,153
                                                                     ------
Satisfied by:
Cash paid........................................................    12,539
Accrual in respect of earnout subsequently paid on 15 May 1997...       614
                                                                     ------
                                                                     13,153
                                                                     ======

  The fair value adjustments above reflect the revaluation of fixed assets and other adjustments to recognise previously unrecorded provisions and liabilities. Further adjustments have been made to ensure consistency between the accounting policies of the Group and FTS Systems Inc.

 Goodwill

  Goodwill arising on the acquisition of subsidiary companies is analysed below:

                                                                     1997
                                                                  -----------
                                                                  (Pounds)000
   Adjustment to goodwill arising on acquisitions in the year ended 31 March 1996
     DWA GmbH & Co. KG...........................................   (2,652)
     HPLC Technology Company Limited.............................      150
                                                                    ------
                                                                    (2,502)
   Goodwill arising on acquisition in the year ended 31 March
    1997
     FTS Systems Inc.............................................   11,626
                                                                    ------
   Goodwill taken to reserves....................................    9,124
                                                                    ======

  The adjustment to goodwill in respect of DWA is a cash rebate of tax suffered by former subsidiaries of DWA. This has been accounted for as a reduction in the fair value of the consideration for the acquisition.

  The adjustment in respect of HPLC Technology Company Arises from a final appraisal of the value of net assets acquired, and consists mainly of a reduction in the value of stocks.

                                  PROTEAN PLC

 Pre-acquisition trading of FTS Systems Inc

  The profit before tax (after interest charges of (Pounds)653,000) included in these accounts for FTS Systems Inc is (Pounds)383,000. The profit after tax for the year ended 31 December 1995, the last financial year for which the published figures for FTS are available was (Pounds)1,365,000 and for the period from 1 January 1996 to 31 August 1996 (the date of acquisition by the Group) was (Pounds)1,014,000. Prior to the acquisition, the tax status of the company was such that the majority of federal and state taxes was met by the shareholders.

  FTS Systems Inc, which was acquired during the year, contributed (Pounds)830,000 to the Group's net operating cash flow, paid (Pounds)541,000 in respect of repayment of loan finance, paid (Pounds)105,000 in respect of taxation and utilised (Pounds)76,000 for capital expenditure.

(22) RECONCILIATION OF OPERATING PROFIT TO OPERATING CASH FLOWS

                                                                        1997
                                                                     -----------
                                                                     (Pounds)000
   Operating profit.................................................    9,147
   Depreciation charges.............................................    1,344
   Profit on sale of tangible fixed assets..........................      (31)
   Increase in stocks...............................................     (476)
   Decrease in debtors..............................................       27
   Increase in creditors............................................       82
   Decrease in provisions...........................................     (101)
                                                                        -----
   Net cash inflow from operating activities........................    9,992
                                                                        =====

                                  PROTEAN PLC

(23) ANALYSIS OF CASH FLOWS FOR HEADINGS NETTED IN THE CASH FLOW STATEMENT

                                                                       1997
                                                                    -----------
                                                                    (Pounds)000
   Returns on investment and servicing of finance
     Interest received.............................................       357
     Interest paid.................................................      (453)
     Interest element of finance lease rental payments.............        (9)
                                                                      -------
   Net cash flow for returns on investment and servicing of
    finance........................................................      (105)
   Capital expenditure.............................................
     Purchase of tangible fixed assets.............................    (1,623)
     Sale of plant and machinery...................................       193
                                                                      -------
   Net cash flow for capital expenditure...........................    (1,430)
                                                                      -------
   Acquisitions and disposals
     Purchase of subsidiary undertaking............................   (12,539)
     Cash acquired with subsidiary.................................       269
     Receipt of cash re prior year acquisitions....................     2,671
                                                                      -------
   Net cash flows from acquisitions................................    (9,599)
                                                                      -------
   Financing.......................................................
   Issue of ordinary share capital.................................     5,140
   Debt due within a year: increase in short term borrowings.......    (1,121)
   Debt due beyond a year: new loans...............................     5,676
   Capital element of finance lease rental payments................       (50)
                                                                      -------
   Net cash flow from financing....................................     9,645
                                                                      =======

(24) ANALYSIS OF NET DEBT

                                                                    OTHER
                                                      LOANS ON    NON-CASH    EXCHANGE
                                1996      CASH FLOW  ACQUISITION   CHANGES    MOVEMENT      TOTAL
                             ----------- ----------- ----------- ----------- ----------- -----------
                             (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000
   Cash at bank and in
    hand...................     4,620       1,881        --          --         (145)       6,356
   Overdrafts                  (1,379)        357        --          --          141         (881)
                                           ------
                                            2,238        --          --          --
   Bank loans due after one
    year...................    (1,249)     (5,523)       --          --          308       (6,464)
   Bank loans due within
    one year...............       --         (799)      (554)        --          (32)      (1,385)
   Finance leases..........       (75)         49        --          (13)        --           (39)
   Loan Notes 1993/2000....    (3,970)      1,768        --          --          --        (2,202)
                                           ------
                                           (4,505)
   Cash deposit as security
    for Loan Notes.........       968        (568)       --          --          --           400
                                           ------
                                           (5,073)
                               ------      ------       ----         ---        ----       ------
     Total.................    (1,085)     (2,835)      (554)        (13)        272       (4,215)
                               ======      ======       ====         ===        ====       ======

  Cash deposits are held by Midland Bank plc as security for certain of their guarantees given in respect to Loan Notes (Note 13)

                                  PROTEAN PLC

(25) PENSION COMMITMENTS

  There are three defined benefit and six defined contribution schemes within the Group. All schemes have assets held in separate funds administered by trustees.

  All defined benefit schemes are subject to valuation by qualified actuaries and all valuations assume that investment returns exceed salary growth by 2 to 2.50%. The latest valuations were at dates between 1 February 1994 and 6 April 1995 and in each case the assets exceeded the liabilities for benefits that had accrued to members at those dates, when using the Project Unit method.

  The largest scheme in the Group is the Elga Pension Scheme, which is a defined benefit scheme. The most recent valuation of the scheme was based on membership details as at 6 April 1995 using the Defined Accrued Benefit method. The market value of scheme assets was (Pounds)5,056,064 which, together with assets in the form of annuity contracts, represented 99% of accrued liabilities allowing for future earnings increases. This valuation assumed that the investment returns would be 9% pa and would exceed salary growth by 2.50%. (The funding level on the Project Unit method was 106%).

  Details of the other individual operating company schemes are given in the financial statements of those companies as appropriate.

  Contributions by Group companies totalled (Pounds)875,000 for the year which were charged against profit. The pension costs on a basis consistent with the requirements of SSAP24, were not materially different from the contributions paid.

(26) RELATED PARTY TRANSACTIONS

  The Group had no related party transactions which might reasonably be expected to influence decisions made by the users of these financial statements.

(27) POST BALANCE SHEET EVENT

  Following discussions between Protean Plc (Protean) and Culligan Water Technologies, Inc. (Culligan), a U.S. based manufacturer of water purifying systems, Protean received a proposal from Culligan to purchase their business, offering to acquire all of the issued share capital of Protean for 105 million British pound sterling. This offer was recommended to shareholders by the Board of the Company on 24 October 1997. The offer was declared wholly unconditional on 2 December 1997.

(28) SIGNIFICANT DIFFERENCES BETWEEN UK AND US ACCOUNTING PRINCIPLES

  The above accounts have been prepared in accordance with generally accepted accounting principles (GAAP) in the U.K. which differ in certain material respects from U.S. GAAP. The significant differences relate principally to the following items and the adjustments necessary to restate net income and shareholders' equity in accordance with U.S. GAAP are shown below.

 a) Goodwill

  In the consolidated financial statements, goodwill, together with the fair value of purchased trademarks, patents and other related intangibles, arising on the acquisition of a subsidiary, is immediately eliminated against reserves. Under U.S. GAAP, such goodwill and other intangibles would be capitalised and amortised against income over the estimated useful lives of the assets, not exceeding 40 years. For the purposes of calculating the effect of capitalising the goodwill on the balance sheet and amortising the goodwill and other intangibles through the statement of income, a life of 40 years has generally been assumed.

                                  PROTEAN PLC

 b) Tangible Asset Revaluation

  U.K. GAAP allows the periodic revaluation of land and buildings. Professional revaluations of Protean properties were carried out during the past several years. Under U.S. GAAP, revaluations would not be permitted and all fixed assets, other than land, would be depreciated over their estimated economic lives. The reconciling adjustments in respect of tangible fixed assets relate primarily to Elga properties.

 c) Ordinary Dividends

  Under U.K. GAAP, the proposed dividends on ordinary shares, as recommended by the directors, are deducted from shareholders' equity and shown as a liability in the balance sheet at the end of the period to which they relate. Under U.S. GAAP, such dividends are only deducted from shareholders' equity at the date of the declaration of the dividend.

 d) Pension Costs (Credits)

  The Company provides for the cost of retirement benefits based upon consistent percentages of employees' pension payable as recommended by independent qualified actuaries. U.S. GAAP requires that projected benefit obligation (pension liability) be matched against the fair value of the plans' assets and be adjusted to reflect unrecognised obligations or assets in determining the pension cost or credit for the year.

  The following is a summary of the significant adjustments to net income for the year ended 31 March 1997 and to parent company investment as of 31 March 1997, which would have been required if the combined financial statements had been reported in accordance with U.S. GAAP instead of U.K. GAAP.

                                                                       1997
                                                                 ----------------
                                                                 (IN THOUSANDS OF
                                                                  BRITISH POUNDS
                                                                    STERLING)
   Profit for the financial year according to the consolidated financial statements
    prepared under U.K. GAAP...................................       5,708
   U.S. GAAP Adjustments:
     Decrease due to effects of goodwill previously written off
      against reserves.........................................        (296)
     Increase related to differences in projected pension
      obligations..............................................          95
                                                                      -----
   Net Income in accordance with U.S. GAAP.....................       5,507
                                                                      =====

  The following is a summary of the significant adjustments to shareholders' funds for the year ended 31 March 1997 and to parent company investment as of 31 March 1997, which would have been required if the combined financial statements had been reported in accordance with U.S. GAAP instead of U.K. GAAP.

                                                                      1997
                                                                ----------------
                                                                (IN THOUSANDS OF
                                                                 BRITISH POUNDS
                                                                   STERLING)
   Equity shareholders' funds under U.K. GAAP.................       15,550
   U.S. GAAP Adjustments:
     Increase due to the effects of goodwill previously
      written off against reserves............................       10,935
     Decrease due to the revaluation of tangible fixed assets.         (206)
     Increase due to the timing of dividends declared.........        2,190
     Increase related to differences in projected pension
      obligations.............................................          712
                                                                     ------
   Equity shareholders' funds under U.S. GAAP.................       29,181
                                                                     ======

                                  PROTEAN PLC

 Cash Flows

  The above combined financial statements comply with Financial Reporting Standard No. 1--"Cash Flow Statements" (FRS 1). Its objective and principles are similar to those set out in Statement of Financial Accounting Standards No. 95--"Statement of Cash Flows" (SFAS 95). The principle difference between the standards relates to classification. Under FRS 1, cash flows are presented for a) operating activities; b) returns on investments and servicing of finance; c) taxation; d) investing activities; and e) financing activities. SFAS 95 requires only three categories of cash flow activities: a) operating;
b) investing; c) financing.

  Cash flows arising from taxation and returns on investments and servicing of finance under FRS 1 would, with the exception of dividends paid, be included as operating activities under SFAS 95; dividend payments would be included as a financing activity under SFAS 95. In addition, under FRS 1, cash and cash equivalents include short term borrowings with original maturities of less than 90 days. SFAS 95 requires that movements on such short term borrowings to be included in financing activities.

  A summarised consolidated cash flow under U.S. GAAP is as follows:

                                                                      1997
                                                                ----------------
                                                                (IN THOUSANDS OF
                                                                 BRITISH POUNDS
                                                                   STERLING)
   Cash inflow from operating activities.......................       6,403
   Cash outflow from investing activities......................     (11,029)
   Cash inflow from finance activities.........................       6,507
                                                                    -------
   Increase in cash and cash equivalents at year end...........       1,881
   Exchange adjustments........................................        (145)
   Cash and cash equivalents at beginning of year..............       4,620
                                                                    -------
   Cash and cash equivalents at end of year....................       6,356
                                                                    =======

                         THE WATER FILTRATION BUSINESS
                   (A WHOLLY OWNED BUSINESS OF AMETEK, INC.)

                     INDEX TO COMBINED FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Audited Combined Financial Statements
Report of Independent Auditors............................................ F-50
Combined Statement of Income for the years ended December 31, 1996, 1995 and 1994................................................................. F-51
Combined Balance Sheet at December 31, 1996 and 1995...................... F-52
Combined Statement of Cash Flows for the years ended December 31, 1996,
 1995 and 1994............................................................ F-53
Notes to Combined Financial Statements.................................... F-54

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders of AMETEK, Inc.

  We have audited the accompanying combined balance sheets of The Water Filtration Business (a wholly owned business of AMETEK, Inc.) as of December 31, 1996 and 1995, and the related combined statements of income and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of AMETEK's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of The Water Filtration Business (a wholly owned business of AMETEK, Inc.) at December 31, 1996 and 1995, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 14, 1997

                         THE WATER FILTRATION BUSINESS
                   (A WHOLLY OWNED BUSINESS OF AMETEK, INC.)

                          COMBINED STATEMENT OF INCOME
                             (DOLLARS IN THOUSANDS)

                                                       YEAR ENDED DECEMBER 31,
                                                       ------------------------
                                                        1996     1995    1994
                                                       -------  ------- -------
Net sales............................................. $68,650  $55,643 $54,086
                                                       -------  ------- -------
Expenses:
  Cost of sales, excluding depreciation...............  44,039   35,768  33,563
  Selling, general and administrative.................  10,332    7,477   7,071
  Depreciation........................................   1,919    1,575   1,528
                                                       -------  ------- -------
    Total expenses....................................  56,290   44,820  42,162
                                                       -------  ------- -------
Operating income......................................  12,360   10,823  11,924
Other income (expense), net...........................      (9)      32      17
                                                       -------  ------- -------
Income before income taxes............................  12,351   10,855  11,941
Provision for income taxes............................   4,188    3,857   4,210
                                                       -------  ------- -------
Net income............................................ $ 8,163  $ 6,998 $ 7,731
                                                       =======  ======= =======




                            See accompanying notes.

                         THE WATER FILTRATION BUSINESS
                   (A WHOLLY OWNED BUSINESS OF AMETEK, INC.)

                             COMBINED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1996    1995
                                                                ------- -------
                            ASSETS
                            ------
Current assets:
  Cash and cash equivalents.................................... $   697 $   367
  Receivables, net.............................................   9,030   6,800
  Inventories..................................................   7,882   7,256
  Deferred income taxes........................................      79      86
  Other current assets.........................................     482     219
                                                                ------- -------
    Total current assets.......................................  18,170  14,728
Property, plant and equipment, net.............................  17,548  16,650
Intangibles and other assets...................................   3,539   6,144
                                                                ------- -------
                                                                $39,257 $37,522
                                                                ======= =======
                   LIABILITIES AND NET WORTH
                   -------------------------
Current liabilities:
  Notes payable................................................ $   343 $   --
  Accounts payable.............................................   3,827   3,047
  Income taxes payable.........................................      79       2
  Accrued liabilities..........................................   3,295   2,176
                                                                ------- -------
    Total current liabilities..................................   7,544   5,225
Long-term notes payable........................................     --      311
Deferred income taxes..........................................   1,606   1,656
Other long-term liabilities....................................     400     462
Net worth......................................................  29,707  29,868
                                                                ------- -------
                                                                $39,257 $37,522
                                                                ======= =======


                            See accompanying notes.

                         THE WATER FILTRATION BUSINESS
                   (A WHOLLY OWNED BUSINESS OF AMETEK, INC.)

                        COMBINED STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                     YEAR ENDED DECEMBER 31,
                                                     -------------------------
                                                      1996     1995     1994
                                                     -------  -------  -------
CASH PROVIDED BY (USED FOR):
OPERATING ACTIVITIES:
  Net income........................................ $ 8,163  $ 6,998  $ 7,731
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization...................   2,247    1,657    1,625
    Deferred income taxes...........................     (43)      32       80
    Changes in working capital:
      (Increase) decrease in receivables............    (440)  (1,230)      57
      (Increase) decrease in inventories and other
       current assets...............................     341     (635)     (96)
      Increase (decrease) in payables, accruals and
       income taxes.................................     296      150     (981)
    Other...........................................     (16)      40      (28)
                                                     -------  -------  -------
        Total operating activities..................  10,548    7,012    8,388
                                                     -------  -------  -------
INVESTING ACTIVITIES:
  Additions to property, plant and equipment........  (2,169)  (2,404)  (2,434)
  Purchase of business..............................     --    (5,699)     --
  Other.............................................   (142)      --       --
                                                     -------  -------  -------
        Total investing activities.................. (2,311)  (8,103)  (2,434)
                                                     -------  -------  -------
FINANCING ACTIVITIES:
  Change in notes payable...........................     --       --       313
  Cash transfer (to) from AMETEK, Inc...............  (7,907)   1,020   (6,086)
                                                     -------  -------  -------
    Total financing activities......................  (7,907)   1,020   (5,773)
                                                     -------  -------  -------
Increase (decrease) in cash and cash equivalents....     330      (71)     181
CASH AND CASH EQUIVALENTS:
  Beginning of year.................................     367      438      257
                                                     -------  -------  -------
  End of year....................................... $   697  $   367  $   438
                                                     =======  =======  =======

                            See accompanying notes.

                         THE WATER FILTRATION BUSINESS
                   (A WHOLLY OWNED BUSINESS OF AMETEK, INC.)

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

 Basis of Presentation

  The accompanying combined financial statements present the financial position, results of operations and cash flows of the Water Filtration Business (the "Water Filtration Business") owned directly or indirectly by AMETEK, Inc. ("AMETEK") and its subsidiaries. The accompanying combined financial statements have been prepared on a historical cost basis and present financial information for the Water Filtration Business as derived from AMETEK's historical cost financial accounts. All significant intercompany accounts and transactions of the Water Filtration Business have been eliminated.

 Description of Business

  The Water Filtration Business is primarily in the business of manufacturing water filtration products for retail, residential, commercial and industrial customers in the United States and many foreign countries worldwide. The Water Filtration Business sells its products through both retail and wholesale distribution channels. It has a broad line of cartridge filtration products, offering whole-house, countertop and other complete water filtration systems. The Water Filtration Business's point-of-use drinking water filters and cartridges are designed for the removal of objectionable taste, odor, hazardous chemicals and bacteria. In addition, the Water Filtration Business produces filters, housings and cartridges for use in food and beverage dispensing, cosmetics and chemical production applications; as well as for use by plumbing professionals to serve their residential and commercial customers.

  The Water Filtration Business's operations consist of Plymouth Products, a United States division of AMETEK, and three wholly owned foreign subsidiaries:
AMETEK Filters, Limited; APIC International S.A. ("APIC"); and AFIMO S.A.M. ("AFIMO").

2. THE WATER FILTRATION BUSINESS MERGER

  On February 5, 1997, AMETEK announced that it will separate all of its other businesses from the Water Filtration Business and a wholly owned subsidiary of Culligan Water Technologies, Inc. ("Culligan") will be merged with and into the Water Filtration Business for a total purchase price to Culligan of approximately $155 million. The purchase price, less assumed debt, is payable to AMETEK's stockholders in Culligan common stock valued at $37.50 per share. Following the merger, Culligan will assume $25 million of AMETEK's debt. Based on the assumption of $25 million of AMETEK's debt, Culligan will distribute 3,466,667 shares of its common stock to AMETEK's stockholders, or 0.11 shares of Culligan common stock for each outstanding share of AMETEK common stock (based on shares outstanding at December 31, 1996).

  The transaction is subject to certain conditions, including receipt of a favorable ruling from the Internal Revenue Service to the effect that the merger and distribution will be tax-free for federal income tax purposes, and approval by AMETEK's stockholders.

  In connection with the merger of the Water Filtration Business into Culligan, AMETEK will enter into certain contractual agreements with Culligan. Such agreements include an Indemnification Agreement, a Tax Allocation Agreement, a Trademark Agreement and a Transition Services Agreement. The agreements will provide, among other things, each party's rights and obligations with respect to tax matters, use of trade names, certain indemnification matters, and support services to facilitate an orderly transition as they relate to the Water Filtration Business.

                         THE WATER FILTRATION BUSINESS
                   (A WHOLLY OWNED BUSINESS OF AMETEK, INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 Revenue Recognition

  The Water Filtration Business's revenues are recorded when products are shipped and services are rendered. The policy with respect to sales returns and allowances generally provides that the customer may not return the products, or be given allowances, except at the Water Filtration Business's option. The provision for estimated warranty costs (not material in amount) is recorded at the time of sale and periodically adjusted to reflect actual experience.

 Cash Management

  AMETEK uses a centralized cash management system for all of its domestic operations, including that of the Water Filtration Business. Cash and cash equivalents, consisting of highly liquid investments with maturities of three months or less when purchased, reflected in the combined balance sheet, represents balances maintained by the Water Filtration Business's foreign operations.

 Inventories

  Inventories are stated at lower of cost or market, cost being determined on a first-in, first-out (FIFO) basis. Reserves are provided for obsolete inventory and for slow moving inventory based on historical and projected usage.

 Property, Plant and Equipment

  Property, plant and equipment are stated at cost. Depreciation of property, plant and equipment is calculated principally on the straight-line method (accelerated methods for tax purposes) over the useful lives of the assets. Expenditures for maintenance and repairs, which do not materially extend the lives of the assets, as well as expenditures for tools and dies, are included in operations as incurred.

  Financial Accounting Standards Board Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, which established new accounting standards for measuring the impairment of long-lived assets, was adopted by the Water Filtration Business in the first quarter of 1996. The adoption of this new Statement did not have any impact on the Water Filtration Business's combined financial position or results of operations.

 Advertising Costs

  Costs incurred for producing and communicating advertising are expensed when incurred, including costs incurred under the Water Filtration Business's cooperative advertising programs with its dealers and mass merchandises.

                         THE WATER FILTRATION BUSINESS
                   (A WHOLLY OWNED BUSINESS OF AMETEK, INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


 Intangible Assets

  Intangible assets consists of goodwill, and other acquired intangibles. For financial reporting purposes, goodwill is being amortized on a straight line basis over 20 to 30 years. The other acquired intangibles are being amortized over their estimated useful lives of five to seven years. The Water Filtration Business reviews the carrying value of intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

 Foreign Currency Translation

  Results of operations of foreign subsidiaries are translated to U.S. dollars by using the average exchange rates during the year. The assets and liabilities of those subsidiaries are translated into U.S. dollars using the exchange rates in effect at the balance sheet date. The related foreign currency translation adjustments are recorded in a separate component of net worth.

 Income Taxes

  The results of the Water Filtration Business's U.S. operations are included in AMETEK's consolidated United States federal and state income tax returns. The provision for income taxes included in these combined financial statements represents the Water Filtration Business's allocated share of AMETEK's domestic income tax expense (including a credit attributable to U.S. export sales), which approximates the net expense that the Water Filtration Business would have incurred on a separate tax return basis, along with the actual income tax provisions of its foreign subsidiaries.

  As part of the plan of the merger, AMETEK and Culligan have entered into a Tax Matters Agreement. This agreement generally provides that for periods prior to the merger the two companies will retain the liability for any unpaid taxes attributable to their respective operations.

 Research and Development

  Water Filtration Business funded research and development costs are charged to operations as incurred. The amounts charged to operations during the years ended December 31, 1996, 1995 and 1994 were $600,000, $500,000 and $300,000, respectively.

4. ACQUISITION

  On November 1, 1995, the Water Filtration Business purchased APIC and AFIMO, a French- and Monaco-based manufacturer of water filtration products, for $5.7 million cash. Accounting for this acquisition was completed in early 1996 upon the determination of fair values of the assets acquired and the liabilities assumed. The acquisition was accounted for by the purchase method and the results of APIC's and AFIMO's operations are included in the Water Filtration Business's combined results from the date of acquisition.

  Assuming that the acquisition was made as of January 1, 1994, pro forma unaudited net sales would have been $63.0 million for 1995 and $60.6 million for 1994. Pro forma operating income and net income for 1995 and 1994 would not have been materially different from the amounts reported.

                         THE WATER FILTRATION BUSINESS
                   (A WHOLLY OWNED BUSINESS OF AMETEK, INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


5. TRANSACTIONS WITH AMETEK

  Net worth as shown in the combined balance sheet primarily represents AMETEK's cumulative net investment in the combined business of the Water Filtration Business. AMETEK's practice is to incur indebtedness for its domestic operations at the parent company level, or at a limited number of foreign subsidiaries, and to centrally manage various cash functions for its domestic operations. The Water Filtration Business's financing requirements have, therefore, been substantially satisfied by transactions with AMETEK. There are no material intercompany purchase or sale transactions between AMETEK and the Water Filtration Business. Advances from AMETEK and excess cash sent to AMETEK are reflected as net transactions with AMETEK and are included in net worth. No interest is charged, or has been otherwise allocated to the Water Filtration Business on outstanding balances due AMETEK.

  The following table sets forth the changes in net worth.

                                                           DECEMBER 31,
                                                      -------------------------
                                                       1996     1995     1994
                                                      -------  -------  -------
Beginning balance.................................... $29,868  $21,868  $20,159
Cash from operations................................. (10,367)  (8,687)  (9,436)
Working capital transfers, net.......................    (527)   1,784      839
Additions to property, plant and equipment...........   2,169    2,402    2,434
Purchase of business.................................     --     5,699      --
Net income...........................................   8,163    6,998    7,731
Other................................................     401     (196)     141
                                                      -------  -------  -------
Ending balance....................................... $29,707  $29,868  $21,868
                                                      =======  =======  =======
Average balance...................................... $29,788  $25,868  $21,014
                                                      =======  =======  =======

  Cumulative losses from foreign currency translation adjustment included in the net worth shown above at December 31 are as follows: 1996--$647,000; 1995--$533,000; 1994--$519,000.

  At December 31, 1996, the Water Filtration Business's U.K. subsidiary, Ametek Filters, Limited, had noninterest bearing notes payable to a subsidiary of AMETEK totaling $343,000. The notes are payable in 2002, but are being accelerated for payment in 1997, prior to the merger. The amount due is shown as notes payable in the accompanying combined balance sheet.

  The Plymouth Products Division participates with other AMETEK Divisions in a number of risk management, insurance and employee benefit programs, some of which are self insured directly by AMETEK, or insured through its captive insurance subsidiary. An estimate of the expense attributable to the Plymouth Products Division for such programs is reflected in the combined statement of income. The combined balance sheet includes accruals for specific workers' compensation and products liability claims of the Plymouth Products Division which were transferred through the intercompany account with AMETEK (see note
6).

  Certain operating expenses, capital expenditures, general corporate expenses, and other cash requirements of the Water Filtration Business were paid or accrued by AMETEK and charged directly or allocated to the Water Filtration Business. Amounts included in the combined statement of income related to the services provided to the Water Filtration Business by AMETEK amounted to approximately $1.7 million in 1996, $1.4 million in 1995, and $1.3 million in 1994.

                         THE WATER FILTRATION BUSINESS
                   (A WHOLLY OWNED BUSINESS OF AMETEK, INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  These charges and allocations include amounts for consulting, legal and other support services and were based on direct charges and an estimate of the proportion of such corporate expenses related to the Water Filtration Business for the periods presented and, in the opinion of management, have been made on a reasonable basis.

6. OTHER BALANCE SHEET INFORMATION

                                                               1996      1995
                                                             --------  --------
                                                              (IN THOUSANDS)
INVENTORIES
Finished goods.............................................  $  5,155  $  5,644
Work in process............................................       198       202
Raw materials..............................................     2,529     1,410
                                                             --------  --------
                                                             $  7,882  $  7,256
                                                             ========  ========
PROPERTY, PLANT AND EQUIPMENT, at cost
Land.......................................................  $    195  $    188
Buildings..................................................    12,909    12,612
Machinery and equipment....................................    19,426    16,836
                                                             --------  --------
                                                               32,530    29,636
Less accumulated depreciation..............................   (14,982)  (12,986)
                                                             --------  --------
                                                             $ 17,548  $ 16,650
                                                             ========  ========
INTANGIBLES AND OTHER ASSETS
Acquired intangibles, at cost:
  Goodwill.................................................  $  3,210  $     27
  Non-compete agreements...................................       623       372
  Other acquired intangibles...............................       129       129
                                                             --------  --------
                                                                3,962       528
  Less accumulated amortization............................      (644)     (318)
                                                             --------  --------
                                                                3,318       210
Intangible pension asset...................................       221       235
Investment in acquired business............................       --      5,699
                                                             --------  --------
                                                             $  3,539  $  6,144
                                                             ========  ========
ACCRUED LIABILITIES
Accrued employee compensation and benefits.................  $  1,254  $  1,068
Real estate, personal property, social and other non income
 taxes.....................................................       307       337
Accrued workers compensation and product liability
 insurance.................................................       640       161
Other......................................................     1,094       610
                                                             --------  --------
                                                             $  3,295  $  2,176
                                                             ========  ========

  The allowance for uncollectible accounts receivable at December 31 was as follows: 1996--$0 and 1995--$15.

                         THE WATER FILTRATION BUSINESS
                   (A WHOLLY OWNED BUSINESS OF AMETEK, INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


7. INCOME TAXES

  The details of the provision for (benefit from) income taxes are as follows:

                                                            1996    1995   1994
                                                           ------  ------ ------
                                                              (IN THOUSANDS)
   Provision for income taxes:
   Current:
     Federal.............................................. $3,836  $3,571 $3,907
     Foreign..............................................     76       4    --
     State................................................    302     262    221
                                                           ------  ------ ------
       Total current......................................  4,214   3,837  4,128
                                                           ------  ------ ------
   Deferred:
     Federal..............................................    (24)      4     45
     State................................................     (2)     16     37
                                                           ------  ------ ------
       Total deferred.....................................    (26)     20     82
                                                           ------  ------ ------
         Total provision.................................. $4,188  $3,857 $4,210
                                                           ======  ====== ======

  Significant components of the Water Filtration Business's deferred tax (asset) liability as of December 31 are as follows:

                                                                 1996    1995
                                                                ------  ------
                                                                     (IN
                                                                 THOUSANDS)
   Current deferred tax (asset) liability:
     Reserve net currently deductible..........................  $ (76)  $ (82)
     Other.....................................................     (3)     (4)
                                                                ------  ------
     Net current deferred tax asset............................    (79)    (86)
                                                                ------  ------
   Long-term deferred tax (asset) liability:
     Differences in basis of property and accelerated
      depreciation.............................................  1,729   1,592
     Reserves not currently deductible.........................   (224)    (57)
     Other.....................................................    101     121
                                                                ------  ------
     Net long-term deferred tax liability......................  1,606   1,656
                                                                ------  ------
       Net deferred tax liability.............................. $1,527  $1,570
                                                                ======  ======

  The effective rate of the provision for income taxes reconciles to the statutory rate as follows:

                                                               1996  1995  1994
                                                               ----  ----  ----
   Statutory rate............................................. 35.0% 35.0% 35.0%
   State income taxes, net of federal income tax benefit......  1.6   1.7   1.4
   Foreign Sales Corporation credits.......................... (1.0) (1.0) (0.8)
   Effect of foreign operations and other..................... (1.7) (0.2) (0.3)
                                                               ----  ----  ----
                                                               33.9% 35.5% 35.3%
                                                               ====  ====  ====

  Undistributed earnings of the Water Filtration Business's foreign subsidiaries at December 31, 1996, are considered to be indefinitely reinvested and are not significant. Accordingly, no provision has been recorded for U.S. deferred income taxes.

                         THE WATER FILTRATION BUSINESS
                   (A WHOLLY OWNED BUSINESS OF AMETEK, INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


8. PENSION PLANS

  The Water Filtration Business maintains a noncontributory defined benefit pension plan for eligible U.S. hourly employees. Additionally, eligible U.S. salaried employees participate in AMETEK's salaried pension plan. Benefits are generally based on years of service and average compensation. Pension costs under those plans are funded through a trust established in connection with the plans, which is maintained by AMETEK. Assets of the trust are principally invested in a variety of equity and debt instruments. Pension expenses (excluding administrative expenses) associated with these plans are charged directly to the Water Filtration Business and are shown in the table below. AMETEK's funding policy with respect to these plans is to contribute amounts determined annually on an actuarial basis that provide for current and future benefits in accordance with funding requirements of federal law and regulation. In connection with the Merger, AMETEK will transfer to New Ametek all liabilities with respect to pension benefits of the Water Filtration Business's U.S. salaried employees. Accordingly, no pension-related assets or liabilities associated with the salaried U.S. employees are included in the accompanying combined balance sheet. Employees of the foreign operations are covered by pension arrangements in their individual country of operation and no liabilities associated with these arrangements are included in the balance sheets.

  Net pension expense consists of the following components:

                                                            1996   1995   1994
                                                            -----  -----  -----
                                                             (IN THOUSANDS)
   Service cost for benefits earned during the period...... $ 227  $ 192  $ 193
   Interest cost on projected benefit obligation...........   314    287    240
   Actual return on plans assets...........................  (361)  (326)  (294)
   Net amortization and deferrals..........................    10      6    (33)
                                                            -----  -----  -----
   Net pension expense..................................... $ 190  $ 159  $ 106
                                                            =====  =====  =====

  Net pension expense reflects an expected long-term rate of return on plan assets of 9 1/4% for 1996, 1995 and 1994. The actual return has been adjusted to defer gains and losses that differ from the expected return. The present value of the projected benefit obligation was determined by using an assumed discount rate of 7 3/4% in 1996, 7 1/2% in 1995 and 7 3/4% in 1994. The
balance sheet reflects an additional long-term pension liability of $400,000 ($462,000 in 1995), a long-term intangible asset of $221,000 ($235,000 in
1995), and a charge in net worth (net of deferred taxes) of $116,000 in 1996 ($148,000 in 1995).

  The following table sets forth the funded status of the hourly plan:

                                                               1996     1995
                                                              -------  -------
                                                              (IN THOUSANDS)
   Actuarial present value of benefit obligations:
     Vested benefit obligation............................... $   922  $   784
                                                              =======  =======
     Accumulated benefit obligation ......................... $ 1,128  $ 1,053
                                                              =======  =======
     Projected benefit obligation............................ $ 1,128  $ 1,053
     Plan assets at fair value...............................     954      689
                                                              -------  -------
     Plan assets less than projected benefit obligation......    (174)    (364)
     Unrecognized prior service cost.........................     193      205
     Unrecognized net loss...................................     179      228
     Unrecognized net transition obligation, net of
      amortization...........................................      28       30
                                                              -------  -------
     Prepaid pension expense................................. $   226  $    99
                                                              =======  =======

                         THE WATER FILTRATION BUSINESS
                   (A WHOLLY OWNED BUSINESS OF AMETEK, INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  The Water Filtration Business provides benefits to eligible U.S. employees through participation in the AMETEK Saving and Investment Plan, a defined contribution plan. Expenses relating to this plan in 1996, 1995, and 1994 were not material.

  The Water Filtration Business does not provide significant postretirement or postemployment benefits other than pensions.

9. LEASES

  Future minimum lease payments under non-cancelable leases with remaining terms of more than one year amounted to $1,637,000, consisting of annual payments of $442,000 in 1997, and decreasing amounts thereafter.

  Rent expense under operating leases of $761,000 was charged to income in 1996, $244,000 in 1995, and $202,000 in 1994.

10. STOCK OPTIONS

  AMETEK has certain Stock Option Plans under which incentive stock options, stock appreciation rights, restricted stock awards and phantom stock awards may be granted to officers and key employees. In connection with the separation of the water filtration business, employees of the Water Filtration Business with options in the Plans that are not exercised prior to the effective date, will either be converted into their cash value or Culligan options, at the election of the employee, based on a formula that preserves the inherent economic value and vesting terms and provisions of such AMETEK options. Stock options for 113,140 shares of AMETEK common stock at prices ranging from $11.69 to $19.19 were outstanding at December 31, 1996. Stock options for 50,590 shares were exercisable at December 31, 1996.

                         THE WATER FILTRATION BUSINESS
                   (A WHOLLY OWNED BUSINESS OF AMETEK, INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


11. GEOGRAPHIC INFORMATION

  Net sales, income before income taxes and identifiable assets by geographic area for the year ended December 31 are as follows:

                                                        1996    1995    1994
                                                       ------- ------- -------
                                                           (IN THOUSANDS)
Net sales (based on destination):
  United States....................................... $49,341 $44,410 $44,573
  International (including United States exports shown
   below):
    Europe............................................  12,214   4,810   3,171
    Other.............................................   7,095   6,423   6,342
                                                       ------- ------- -------
      Total combined.................................. $68,650 $55,643 $54,086
                                                       ======= ======= =======
Income before income taxes
  United States....................................... $11,544 $10,800 $11,817
  Europe..............................................     807      55     124
                                                       ------- ------- -------
      Total combined.................................. $12,351 $10,855 $11,941
                                                       ======= ======= =======
Identifiable assets
  United States....................................... $29,685 $29,204 $26,625
  Europe..............................................   9,572   8,318   2,537
                                                       ------- ------- -------
      Total combined.................................. $39,257 $37,522 $29,162
                                                       ======= ======= =======
United States export sales (reported in international
 sales above)
  Europe.............................................. $ 3,229 $ 2,082 $ 1,923
  Asia................................................   3,014   2,765   2,167
  Canada..............................................   1,017   1,009   1,013
  Other...............................................   2,388   2,138   1,759
                                                       ------- ------- -------
      Total combined.................................. $ 9,648 $ 7,994 $ 6,862
                                                       ======= ======= =======

12. QUARTERLY FINANCIAL DATA (UNAUDITED)

                                       FIRST  SECOND   THIRD    FOURTH
                                      QUARTER QUARTER QUARTER QUARTER(A)  TOTAL
                                      ------- ------- ------- ---------- -------
                                                    (IN THOUSANDS)
1996
  Net sales.......................... $18,499 $18,036 $17,877  $14,238   $68,650
  Operating income................... $ 3,644 $ 3,728 $ 3,139  $ 1,849   $12,360
  Net income......................... $ 2,344 $ 2,410 $ 2,135  $ 1,274   $ 8,163
1995
  Net sales.......................... $14,553 $13,913 $14,344  $12,833   $55,643
  Operating income................... $ 3,066 $ 2,431 $ 2,675  $ 2,651   $10,823
  Net income......................... $ 2,027 $ 1,537 $ 1,733  $ 1,701   $ 6,998

--------
(a) Fourth quarter 1996 reflects the short-term impacts of a soft economy in Europe, the impact of changes in foreign currency exchange rates, and the residual effects of a two week truckers' strike in France. The fourth quarter of 1996 also reflects the recognition of higher than normal charges related to advertising and sales promotion programs in the Water Filtration Business's retail water filtration market.

              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

  On February 9, 1998, U.S. Filter announced that it had signed the Merger Agreement with Culligan providing, among other things, for the acquisition by a wholly owned subsidiary of U.S. Filter of all outstanding shares of Culligan. Effective December 2, 1997, Culligan acquired Protean for approximately $174.5 million in cash and effective August 1, 1997, Culligan acquired Ametek for approximately $155.0 million in Culligan common stock and cash in lieu of fractional shares. On December 9, 1997, U.S. Filter acquired approximately 96% of the outstanding shares (the "Memtec Shares") of Memtec Limited ("Memtec") pursuant to a tender offer. The remaining Memtec Shares were acquired on February 5, 1998. The total purchase price for all Memtec Shares was approximately $397.2 (including estimated transaction costs of $10.6 million) and was allocated to the assets and liabilities of Memtec based upon their respective fair values. The value of developed technology was approximately $64.4 million and is being amortized on a straight-line basis over 25 years. The value of other intangible assets including patents, trademarks, license and distribution fees was approximately $7.3 million, and is being amortized over periods ranging from 5 to 12 years. The Company also acquired from Memtec certain in-process research and development projects that had not reached technological feasibility and that had no alternative future use. Such projects were valued by an independent appraiser using a risk adjusted cash flow model under which expected future cash flows were discounted, taking into account risks related to existing and future markets and assessments of the life expectancy of such projects. The estimated market value of such in-process research and development projects was $299.5 million and was expensed at the acquisition date. The allocation of the purchase price of Memtec is final and is not expected to change materially subsequent to December 31, 1997. During the fiscal year ended March 31, 1997, U.S. Filter completed several significant acquisitions that were accounted for as purchases including the acquisitions of The Utility Supply Group, Inc. ("USG"), WaterPro Supplies Corporation ("WaterPro"), the Systems and Manufacturing Group ("WSMG") of Wheelabrator Technologies Inc. and the businesses of the Process Equipment Division ("PED") of United Utilities Plc, which were completed on October 25, 1996, October 28, 1996, December 2, 1996 and January 6, 1997, respectively.

  U.S. Filter acquired all of the common stock of The Kinetics Group, Inc. ("Kinetics") as of December 31, 1997 in exchange for 5,803,803 shares of U.S. Filter's Common Stock, par value $.01 per share. The acquisition of Kinetics was accounted for as a pooling of interests and accordingly all U.S. Filter historical consolidated financial information has been restated to include Kinetics. In restating the historical consolidated financial data for this transaction, the historical results of U.S. Filter for the fiscal year ended March 31, 1997 were combined with the historical results of Kinetics for the fiscal year ended September 30, 1997; the historical results of U.S. Filter for the year ended March 31, 1996 were combined with the historical results of Kinetics for the year ended September 30, 1996; and the historical results of U.S. Filter for the year ended March 31, 1995 were combined with the historical results of Kinetics for the year ended September 30, 1995. Accordingly, results of Kinetics for the six month period ended September 30, 1994 (including revenue of $85.4 million and net income of $3.9 million) are not included in the combined results of operations of U.S. Filter presented herein. Concurrent with U.S. Filter's merger with Kinetics, Kinetics year end was recast to March 31. Thus, results for Kinetics as of and for the nine months ended December 31, 1997 are included in the Company's results as of and for the nine months ended December 31, 1997. Accordingly, Kinetics' results for the six months ended September 30, 1997 (including revenue of $227.4 million and a net loss of $8.5 million) are included in both the restated historical results for the fiscal year ended March 31, 1997 and the results for the nine months ended December 31, 1997.

  The following pro forma data is based on the historical combined statements of U.S. Filter (as restated for the acquisition of Kinetics accounted for as a pooling of interests), Memtec, Culligan, Protean, Ametek, USG, WaterPro, WMSG and PED giving effect to (i) the Culligan acquisition under the pooling of interests method of accounting, (ii) the Memtec, USG, WaterPro, WMSG and PED acquisitions under the purchase method of accounting, (iii) Culligan's acquisitions of Protean and Ametek under the purchase method of accounting and
(iv) the assumptions and adjustments (which U.S. Filter believes to be reasonable and in accordance with US generally accepted accounting principles ("US GAAP")) described in the accompanying Notes to Unaudited Pro Forma Combined Financial Information. Under the pooling of interests method of accounting, the recorded assets and liabilities of the separate entities become the recorded assets and liabilities of the combined entity. Under the purchase method of accounting, assets acquired and liabilities assumed will be recorded at their estimated fair value at the date of acquisition. The pro forma adjustments set forth in the following unaudited pro forma combined financial information are estimated and may differ from the final adjustments. Any such final adjustments, including adjustments to purchase price allocations, are not anticipated to have a material effect to the financial position as reflected on the Unaudited Pro Forma Combined Balance Sheet as of December 31, 1997.

  The following unaudited pro forma combined financial information presents the Unaudited Pro Forma Combined Balance Sheet at December 31, 1997 giving effect to the acquisitions of Culligan and Protean as if they had been consummated on that date. U.S. Filter's fiscal year ends March 31, Memtec's fiscal year ends on June 30, Culligan's fiscal year ends on January 31, Protean's fiscal year ends on March 31 and Ametek's fiscal year ends on December 31. The Unaudited Pro Forma Combined Balance Sheet combines the balance sheet of U.S. Filter as of December 31, 1997, the balance sheet of Culligan as of October 31, 1997 and the balance sheet of Protean as of September 30, 1997. The assets and liabilities of Kinetics, Memtec, USG, WaterPro, WMSG and PED are included in U.S. Filter's historical balance sheet at December 31, 1997 as these acquisitions were consummated on or before December 31, 1997. The assets and liabilities of Ametek are included in Culligan's historical balance sheet as of October 31, 1997 as Culligan's acquisition of Ametek was consummated on August 1, 1997.

  The unaudited pro forma combined financial information also presents the Unaudited Pro Forma Combined Statements of Operations for the fiscal year ended March 31, 1997, giving effect to the acquisitions of Memtec, Culligan, Protean, Ametek, USG, WaterPro, WSMG and PED as if each of the acquisitions had been consummated as of the beginning of the earliest period presented. The Unaudited Pro Forma Combined Statement of Operations for the fiscal year ended March 31, 1997, combines (i) the results of the U.S. Filter (as restated for the acquisition of Kinetics which was accounted for as a pooling of interests) and Protean for such fiscal year, (ii) the results of Memtec for their fiscal year ended June 30, 1997, (iii) the results of Culligan for their fiscal year ended January 31, 1997 (iv) the results of Ametek for their fiscal year ended December 31, 1996 (v) the results of USG for the period beginning on April 1, 1996 and ending immediately prior to U.S. Filter's acquisition of USG on October 25, 1996, (vi) the results of WaterPro for the period beginning on April 1, 1996 and ending immediately prior to U.S. Filter's acquisition of WaterPro on October 28, 1996, (vii) the results of WSMG for the period beginning on April 1, 1996 and ending immediately prior to U.S. Filter's acquisition of WSMG on December 2, 1996, and (vii) the results of PED for the period beginning on April 1, 1996 and ending immediately prior to U.S. Filter's acquisition of PED on January 6, 1997. Results for USG, WaterPro, WSMG and PED after they were acquired by U.S. Filter to March 31, 1997 are included in U.S. Filter's historical results for the fiscal year ended March 31, 1997.

  The Unaudited Pro Forma Combined Statement of Operations for the nine months ended December 31, 1997 combines (i) the results of U.S. Filter for such period, (ii) the results of Memtec for the period beginning on April 1, 1997 and ending immediately prior to Memtec being acquired by U.S. Filter on December 9, 1997, (iii) the results of Culligan for the nine months ended October 31, 1997, (iv) the results of Protean for the nine months ended September 30, 1997 and (v) the results of Ametek for the period beginning February 1, 1997 and ending immediately prior to Ametek being acquired by Culligan on August 1, 1997. Results for Memtec for the period from the date Memtec was acquired by U.S. Filter to December 31, 1997 are included in U.S. Filter's historical results. Results of Kinetics, which was acquired on December 31, 1997 and was accounted for as a pooling of interests, for the nine months ended December 31, 1997 are included in U.S. Filter's historical results. Results for USG, WaterPro, WSMG and PED for the nine months ended December 31, 1997 are included in U.S. Filter's historical results as these business were owned by U.S. Filter for the entire nine month period. Results for Ametek for the period from the date Ametek was acquired by Culligan to October 31, 1997 are included in Culligan's historical results.

  Results of operations for Memtec for the three months ended June 30, 1997 including revenue of $67.8 million and net income of $0.7 million are included in the Unaudited Pro Forma Combined Statements of Operations for the fiscal year ended March 31, 1997 and for the nine months ended December 31, 1997. Results of operations for Ametek including revenue of $6.4 million and net income of $0.7 million for the month ended January 31, 1997 are not included in either the Unaudited Pro Forma Combined Results of Operations for the fiscal year ended March 31, 1997 or the nine months ended December 31, 1997. Results of operations for Protean for the three months ended March 31, 1997 including revenue of $38.9 million and net income of $6.0 million are included in the Unaudited Pro Forma Combined Statements of Operations for the fiscal year ended March 31, 1997 and for the nine months ended December 31, 1997.

  It is anticipated that the acquisition of Culligan will be accounted for as a pooling of interests and the estimated costs to effect the transaction of $35-$40 million will be expensed as incurred. Accordingly, Unaudited Pro Forma Combined Statements of Operations for the years ended March 31, 1996 and 1995 and the nine months ended December 31, 1996 are also presented. The Unaudited Pro Forma Combined Statements of Operations for the years ended March 31, 1996 and 1995 combines the results of U.S. Filter for such fiscal years with the results of Culligan for their fiscal years ended January 31, 1996 and 1995, respectively. The Unaudited Pro Forma Combined Statement of Operations for the nine months ended December 31, 1996 combines the results of U.S. Filter (as restated for the acquisition of Kinetics accounted for as a pooling of interests) for the nine months ended December 31, 1996 with the results of Culligan for the nine months ended October 31, 1996. The Unaudited Pro Forma Combined Statements of Operations for the years ended March 31, 1996 and 1995, respectively, and the nine months ended December 31, 1996 are in effect a restatement of the historical operations of each of U.S. Filter and Culligan and accordingly do not include the results of Memtec, Protean, Ametek, USG, WaterPro, WSMG and PED, which were acquisitions accounted for as purchases.

  The historical financial statements of Protean and PED were prepared in accordance with UK generally accepted accounting principles ("UK GAAP"), which differs in certain respects from US GAAP. The historical PED Financial Statements included in the unaudited combined financial information have been restated to reflect PED's financial position and results of operations in accordance with US GAAP. The pro forma adjustments contain certain adjustments necessary to reflect Protean's historical financial statements in accordance with US GAAP. Certain reclassifications have been made to the historical financial statements of Protean to conform with U.S. Filter's presentation.

  The following Unaudited Pro Forma Combined Financial Information does not reflect certain cost savings that U.S. Filter believes may be realized following the Kinetics, Memtec, Culligan, USG, WaterPro, WMSG and PED acquisitions as well as Culligan's acquisitions of Protean and Ametek. Such cost savings are expected to be realized primarily through the elimination of certain overhead expenses and geographic overlap and the implementation of strict cost controls and standardized operating procedures. Additionally, U.S. Filter believes that such acquisitions will enable it to realize increased operating efficiencies and economies of scale including enhanced purchasing power and increased asset utilization.

  The pro forma data is provided for illustrative purposes only. It does not purport to be indicative of the results that actually would have occurred if the acquisitions of Kinetics, Memtec, Culligan, USG, WaterPro, WMSG and PED, as well as Culligan's acquisitions of Protean and Ametek, had been consummated on the dates indicated or that may be obtained in the future. The unaudited pro forma combined financial information should be read in conjunction with the notes thereto, the audited consolidated financial statements and notes thereto of Culligan, Protean and Ametek included elsewhere herein, the audited consolidated financial statements and notes thereto of Kinetics, Memtec, WaterPro, WMSG and PED, incorporated herein by reference and U.S. Filter's Consolidated Financial Statements and related Notes thereto, incorporated herein by reference.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                          AS OF DECEMBER 31, 1997 (NOTE A)
                          ------------------------------------------------------------------
                                   HISTORICAL                         PRO FORMA
                          ------------------------------ -----------------------------------
                                                         ADJUSTMENTS
                                                          INCREASE
                          U.S. FILTER  CULLIGAN  PROTEAN (DECREASE)     NOTES      COMBINED
                          -----------  --------  ------- ----------- ------------ ----------
                                                   (IN THOUSANDS)
         ASSETS
         ------
Current assets:
 Cash...................  $    57,821  $  8,992  $ 7,177                          $   73,990
 Restricted cash........          --    143,968      --   (143,968)      a(i)            --
 Short-term
  investments...........          904       --       --                                  904
 Accounts receivable,
  net...................      739,587   113,904   25,654                             879,145
 Cost and estimated
  earnings in excess of
  billings on
  uncompleted
  contracts.............      205,427       --       --                              205,427
 Inventories............      350,968    63,486   22,323                             436,777
 Prepaid expenses.......       19,893     6,499    6,377    (1,175)     a(ii)         31,594
 Deferred taxes.........       82,246    10,775      --                               93,021
 Other current assets...       28,257       --       --                               28,257
                          -----------  --------  -------                          ----------
   Total current
    assets..............    1,485,103   347,624   61,531                           1,749,115
                          -----------  --------  -------                          ----------
 Property, plant and
  equipment, net........      761,147   125,109   15,086       508   a(iii),a(iv)    901,850
 Investment in leasehold
  interests, net........       22,424       --       --                               22,424
 Cost in excess of net
  assets of businesses
  acquired, net.........      978,271   219,031      --    143,994       a(v)      1,341,296
 Other assets...........      113,837   101,005      --    (28,436)  a(vi),a(vii)    186,406
                          -----------  --------  -------                          ----------
                          $ 3,360,782  $792,769  $76,617                          $4,201,091
                          ===========  ========  =======                          ==========
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
  --------------------
Current liabilities:
 Accounts payable.......  $   304,890  $ 36,658  $38,205                          $  379,753
 Accrued liabilities....      410,245    19,052      --                              429,297
 Current portion of
  long-term debt........       25,464    11,126      --                               36,590
 Billings in excess of
  costs and estimated
  earnings on
  uncompleted
  contracts.............      121,831       --       --                              121,831
 Other current
  liabilities...........       77,045    37,549      --                              114,594
                          -----------  --------  -------                          ----------
   Total current
    liabilities.........      939,475   104,385   38,205                           1,082,065
                          -----------  --------  -------                          ----------
Notes payable...........      475,181       --       --                              475,181
Long-term debt,
 excluding current
 portion................      128,988   307,567    8,401       304     a(viii)       445,260
Convertible subordinated
 debentures.............      554,000       --       --                              554,000
Deferred taxes..........        3,506    29,949      --     (1,175)     a(ii)         32,280
Other liabilities.......       66,108    27,935    1,805                              95,848
                          -----------  --------  -------                          ----------
   Total liabilities....    2,167,258   469,836   48,411                           2,684,634
                          -----------  --------  -------                          ----------
Minority interest.......          --      1,972      --                                1,972
Shareholders' equity:...
 Common stock...........        1,040       252    3,528    (3,339)   a(ix),a(x)       1,481
 Additional paid-in
  capital...............    1,500,786   366,370   21,004   (21,193)   a(ix),a(x)   1,866,967
 Currency translation
  adjustment............      (37,287)   (5,749)     --                              (43,036)
 Retained earnings
  (accumulated
  deficit)..............     (271,015)  (39,912)   3,674    (3,674)      a(x)       (310,927)
                          -----------  --------  -------                          ----------
   Total shareholders'
    equity..............    1,193,524   320,961   28,206                          $1,514,485
                          -----------  --------  -------                          ----------
                          $ 3,360,782  $792,769  $76,617                          $4,201,091
                          ===========  ========  =======                          ==========

The accompanying notes are an integral part of the unaudited pro forma combined financial information.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                              FISCAL YEAR ENDED MARCH 31, 1997 (NOTE B)
                     ---------------------------------------------------------------------------------------------------
                                                   HISTORICAL (NOTE C)
                     ---------------------------------------------------------------------------------------
                                                                                                               INCREASE
                      COMPANY     MEMTEC   CULLIGAN  AMETEK   PROTEAN     USG    WATERPRO    WSMG     PED     (DECREASE)
                     ----------  --------  --------  -------  --------  -------  --------  -------- --------  ----------
                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues...........  $1,764,406  $243,616  $371,018  $68,650  $129,014  $85,899  $185,199  $218,973 $130,407   $   (827)
Cost of sales......   1,376,615   155,638   205,581   44,039    66,980   70,011   151,238   171,673   92,728        885
                     ----------  --------  --------  -------  --------  -------  --------  -------- --------
 Gross profit......     387,791    87,978   165,437   24,611    62,034   15,888    33,961    47,300   37,679
Selling, general
 and administrative
 expenses..........     316,190    72,702   131,454   12,251    45,385   13,595    24,689    32,854   32,270      9,324
Merger,
restructuring,
acquisition and
other related
charges............       5,581     1,677       --       --      2,105      --        --        --     1,992       (975)
                     ----------  --------  --------  -------  --------  -------  --------  -------- --------
                        321,771    74,379   131,454   12,251    47,490   13,595    24,689    32,854   34,262
                     ----------  --------  --------  -------  --------  -------  --------  -------- --------
 Operating
 income............      66,020    13,599    33,983   12,360    14,544    2,293     9,272    14,446    3,417
                     ----------  --------  --------  -------  --------  -------  --------  -------- --------
Other income
 (expense):
 Interest
 expense...........     (26,509)   (5,613)   (5,490)     --     (1,285)    (932)   (2,433)      --    (9,469)   (35,972)
 Interest and
 other income......       3,678       816     7,656       (9)      639      411       358       439      --
                     ----------  --------  --------  -------  --------  -------  --------  -------- --------
                        (22,831)   (4,797)    2,166       (9)     (646)    (521)   (2,075)      439   (9,469)
                     ----------  --------  --------  -------  --------  -------  --------  -------- --------
 Income before
 income tax
 expense...........      43,189     8,802    36,149   12,351    13,898    1,772     7,197    14,885   (6,052)
Income tax expense
 (benefit).........      10,681     1,306    20,264    4,188     4,822      711     2,829     5,954     (310)   (16,112)
                     ----------  --------  --------  -------  --------  -------  --------  -------- --------
 Net income........  $   32,508  $  7,496  $ 15,885  $ 8,163  $  9,076  $ 1,061  $  4,368  $  8,931 $ (5,742)
                     ==========  ========  ========  =======  ========  =======  ========  ======== ========
 Net income per
 common share:
   Basic...........  $     0.51
                     ==========
   Diluted.........  $     0.49
                     ==========
 Weighted average
 shares
 outstanding:
   Basic...........      64,082
                     ==========
   Diluted.........      66,531
                     ==========
                          PRO FORMA
                     --------------------------------
                            NOTES          COMBINED
                     -------------------- -----------
Revenues...........          b(i)         $3,196,355
Cost of sales......  b(i), b(ii), b(iii)   2,335,388
                         b(iv), b(v)
                                          -----------
 Gross profit......                          860,967
Selling, general
 and administrative
 expenses..........  b(i), b(ii), b(iii),    690,714
                        b(vi), b(vii),
                     b(viii), b(ix), b(x)
Merger,
restructuring,
acquisition and
other related
charges............          b(x)             10,380
                                          -----------
                                             701,094
                                          -----------
 Operating
 income............                          159,873
                                          -----------
Other income
 (expense):
 Interest
 expense...........         b(xi)            (87,703)
 Interest and
 other income......                           13,988
                                          -----------
                                             (73,715)
                                          -----------
 Income before
 income tax
 expense...........                           86,158
Income tax expense
 (benefit).........         b(xii)            34,333
                                          -----------
 Net income........                       $   51,825
                                          ===========
 Net income per
 common share:
   Basic...........                       $     0.47
                                          ===========
   Diluted.........                       $     0.45
                                          ===========
 Weighted average
 shares
 outstanding:
   Basic...........                          110,877
                                          ===========
   Diluted.........                          114,775
                                          ===========



    The accompanying notes are an integral part of these pro forma combined financial data.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                  NINE MONTHS ENDED DECEMBER 31, 1997 (NOTE B)
                     -----------------------------------------------------------------------------------------------------------
                                  HISTORICAL (NOTE C)                                          PRO FORMA
                     ------------------------------------------------  ---------------------------------------------------------
                        U.S.                                               ADJUSTMENTS
                       FILTER     MEMTEC   CULLIGAN  AMETEK  PROTEAN   INCREASE (DECREASE)            NOTES            COMBINED
                     ----------  --------  --------  ------- --------  ------------------- --------------------------- ---------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues...........  $2,346,553  $168,503  $354,254  $38,381 $104,129                                                  3,011,820
Cost of sales......   1,798,595   106,412   202,441   24,623   54,926       $     38                  b (v)            2,187,305
                     ----------  --------  --------  ------- --------                                                  ---------
 Gross profit......     547,958    62,091   151,813   13,758   49,203                                                    824,785
Selling, general
 and administrative
 expenses..........     414,546    53,130   105,543    7,206   34,683          5,463       b(vi), b(viii), b(ix), b(x)   620,571
Purchased in-
 process research
 and development...     299,505       --     20,170      --       --                                                     319,675
Merger,
 restructuring,
 acquisition and
 other related
 charges...........     141,109     2,714     5,236      --       --                                                     149,059
                     ----------  --------  --------  ------- --------                                                  ---------
                        855,160    55,844   130,949    7,206   34,683                                                  1,089,305
                     ----------  --------  --------  ------- --------                                                  ---------
 Operating income
  (loss)...........    (307,202)    6,247    20,864    6,552   14,520                                                  (264,520)
                     ----------  --------  --------  ------- --------                                                  ---------
Other income
 (expense):
 Interest
  expense..........     (34,374)   (3,869)   (5,277)     --    (1,593)       (24,359)                 b(xi)              (69,472)
 Gain on
  disposition of
  affiliate........         --        --     31,098      --       --                                                      31,098
 Interest and
  other income.....       3,002        92     2,398       83      867                                                      6,442
                     ----------  --------  --------  ------- --------                                                  ---------
                        (31,372)   (3,777)   28,219       83     (726)                                                   (31,932)
                     ----------  --------  --------  ------- --------                                                  ---------
 Income (loss)
  before income
  tax expense......    (338,574)    2,470    49,083    6,635   13,794                                                   (296,452)
Income tax expense
 (benefit).........      (1,273)    1,543    27,092    2,744    4,826        (10,451)                b(xii)               24,481
Minority interest..         --        --        665      --       --                                                         665
                     ----------  --------  --------  ------- --------                                                  ---------
 Net income (loss)
  before
  extraordinary
  item.............  $ (337,301) $    927  $ 21,326  $ 3,891 $  8,968                                                  $(321,598)
                     ==========  ========  ========  ======= ========                                                  =========
Net income (loss)
 per common share
 before
 extraordinary
 item:
   Basic...........  $    (3.65)                                                                                       $   (2.36)
                     ==========                                                                                        =========
   Diluted.........  $    (3.65)                                                                                       $   (2.36)
                     ==========                                                                                        =========
Weighted average
 shares
 outstanding:
   Basic...........      92,340                                                                                          136,499
                     ==========                                                                                        =========
   Diluted.........      92,340                                                                                          136,499
                     ==========                                                                                        =========


The accompanying notes are an integral part of the unaudited pro forma combined financial information.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                 FISCAL YEAR ENDED MARCH 31, 1996 (NOTE B)
                              -------------------------------------------------
                                  HISTORICAL                 PRO FORMA
                              --------------------  ---------------------------
                                 U.S.                INCREASE
                                FILTER    CULLIGAN  (DECREASE) NOTES  COMBINED
                              ----------  --------  ---------- ----- ----------
                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues....................  $1,090,745  $304,502                   $1,395,247
Cost of sales...............     836,973   168,363                    1,005,336
                              ----------  --------                   ----------
  Gross profit..............     253,772   136,139                      389,911
Selling, general and
 administrative expenses....     192,387   134,525                      326,912
                              ----------  --------                   ----------
  Operating income..........      61,385     1,614                       62,999
                              ----------  --------                   ----------
Other income (expense):
  Interest expense..........     (16,280)  (12,426)                     (28,706)
  Interest and other
   income...................       5,923     4,443                       10,366
                              ----------  --------                   ----------
                                 (10,357)   (7,983)                     (18,340)
                              ----------  --------                   ----------
  Income (loss) before
   income tax expense.......      51,028    (6,369)                      44,659
Income tax expense..........      20,329    14,910                       35,239
                              ----------  --------                   ----------
  Net income (loss).........  $   30,699  $(21,279)                  $    9,420
                              ==========  ========                   ==========
Net income per common share:
    Basic...................  $     0.62                             $     0.12
                              ==========               ===           ==========
    Diluted.................  $     0.61                             $     0.11
                              ==========               ===           ==========
Weighted average shares
 outstanding:
    Basic...................      48,369                                 76,326
                              ==========               ===           ==========
    Diluted.................      49,668                                 78,147
                              ==========                             ==========


The accompanying notes are an integral part of the unaudited pro forma combined financial information.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                FISCAL YEAR ENDED MARCH 31, 1995 (NOTE B)
                              ------------------------------------------------
                                 HISTORICAL                PRO FORMA
                              ------------------  ----------------------------
                                U.S.              INCREASE
                               FILTER   CULLIGAN  (DECREASE) NOTES   COMBINED
                              --------  --------  ---------  ------ ----------
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues..................... $830,765  $280,051                    $1,110,816
Cost of sales................  658,834   155,829                       814,663
                              --------  --------                    ----------
  Gross profit...............  171,931   124,222                       296,153
Selling, general and
 administrative expenses.....  131,210   131,775                       262,985
Restructuring expenses.......      --      5,917                         5,917
                              --------  --------                    ----------
                               131,210   137,692                       268,902
                              --------  --------                    ----------
  Operating income (loss)....   40,721   (13,470)                       27,251
                              --------  --------                    ----------
Other income (expense):
  Interest expense...........   (8,807)  (19,085)                      (27,892)
  Interest and other income..    1,611     1,837                         3,448
                              --------  --------                    ----------
                                (7,196)  (17,248)                      (24,444)
                              --------  --------                    ----------
  Income (loss) before income
   tax expense...............   33,525   (30,718)                        2,807
Income tax expense...........    8,904     5,678                        14,582
                              --------  --------                    ----------
  Net income (loss).......... $ 24,621  $(36,396)                   $  (11,775)
                              ========  ========                    ==========
Net income (loss) per common
 share:
  Basic...................... $   0.68                              $    (0.20)
                              ========                              ==========
  Diluted.................... $   0.66                              $    (0.20)
                              ========                              ==========
Weighted average shares
 outstanding:
  Basic......................   35,198                                  62,432
                              ========                              ==========
  Diluted....................   43,707                                  62,432
                              ========                              ==========


The accompanying notes are an integral part of the unaudited pro forma combined financial information.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                              NINE MONTHS ENDED DECEMBER 31, 1996 (NOTE B)
                            ---------------------------------------------------
                                 HISTORICAL                 PRO FORMA
                            ---------------------  ----------------------------
                                                   INCREASE
                              COMPANY    CULLIGAN  (DECREASE) NOTES   COMBINED
                            -----------  --------  ---------  ------ ----------
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues..................  $ 1,094,636  $272,416                    $1,367,052
Cost of sales.............      859,754   151,696                     1,011,450
                            -----------  --------                    ----------
  Gross profit............      234,882   120,720                       355,602
Selling, general and
 administrative expenses..      196,752   100,220                       296,972
Merger expenses...........        5,581         0                         5,581
                            -----------  --------                    ----------
                                202,333   100,220                       302,553
                            -----------  --------                    ----------
  Operating income .......       32,549   20,500                         53,049
                            -----------  --------                    ----------
Other income (expense):
  Interest expense........      (15,907)   (4,076)                      (19,983)
  Interest and other
   income.................        2,981     5,683                         8,664
                            -----------  --------                    ----------
                                (12,926)    1,607                       (11,319)
                            -----------  --------                    ----------
  Income (loss) before
   income tax expense.....       19,623    22,107                        41,730
Income tax expense........        3,845    14,743                        18,588
                            -----------  --------                    ----------
  Net income (loss).......  $    15,778  $  7,364                    $   23,142
                            ===========  ========                    ==========
Net income (loss) per
 common share:
  Basic...................  $      0.27                              $     0.24
                            ===========                              ==========
  Diluted.................  $      0.26                              $     0.23
                            ===========                              ==========
Weighted average shares
 outstanding:
  Basic...................       58,016                                  95,290
                            ===========                              ==========
  Diluted.................       61,464                                  98,737
                            ===========                              ==========


The accompanying notes are an integral part of the unaudited pro forma combined financial information.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

a. The Unaudited Pro Forma Combined Balance Sheet has been prepared to reflect the pending acquisition by U.S. Filter of Culligan under the pooling of interests method of accounting. U.S. Filter plans to acquire all of the outstanding capital stock of Culligan in exchange for approximately 44.2 million shares of U.S. Filter's Common Stock (assuming an exchange ratio of 1.714 shares of U.S. Filter's Common Stock for each outstanding share of Culligan Common Stock). Pursuant to the pooling of interests method of accounting, the recorded assets and liabilities of each of U.S. Filter and Culligan will be recorded as the assets and liabilities of the combined entity.

   The Unaudited Pro Forma Combined Balance Sheet has also been prepared to reflect Culligan's acquisition of Protean under the purchase method of accounting. Including transaction costs of approximately $8.7 million, the equity purchase price of Protean was approximately $174.5 million. The purchase price will be allocated to the assets of Protean based on their respective estimated fair values. In addition to the equity purchase price, Culligan assumed Protean's long-term indebtedness of approximately $8.4 million. The Protean balance sheet has been derived from the historical financial statements, presented in accordance with UK GAAP and has been translated into US dollars. The pro forma adjustments include certain adjustments necessary to reflect Protean's historical financial statements in accordance with US GAAP. Certain reclassifications have been made to the historical financial statements of Protean to conform with U.S. Filter's presentation. All amounts herein are presented in US dollars. In connection with the acquisition of Protean, Culligan had decided to divest the Analytical and Thermal Group of Protean by November 1998. These operations were reflected as discontinued operations in the unaudited pro forma financial information presented in Culligan's Form 8-K/A dated February 17, 1998 which has been incorporated by reference herein. Upon completion of the merger, U.S. Filter will record a cumulative adjustment to reflect the results of operations of the Analytical and Thermal Group of Protean as if it had never been held for sale. The cumulative adjustment for the period from the date of acquisition through January 31, 1998 will result in a reduction in net income of $264,000.

   The Unaudited Pro Forma Combined Balance Sheet as of December 31, 1997 combines the consolidated balance sheet of U.S. Filter as of December 31, 1997 with the consolidated balance sheets of Culligan as of October 31, 1997 and Protean as of September 30, 1997 and has been adjusted as follows. The U.S. Filter consolidated balance sheet as of December 31, 1997 includes the accounts of Kinetics, Memtec, USG, WaterPro, WMSG and PED as all of these acquisitions were closed on or prior to December 31, 1997. The Culligan consolidated balance sheet as of October 31, 1997 includes the accounts of Ametek as Culligan acquired Ametek on August 1, 1997.

   (i) To eliminate restricted cash that was held in escrow until Culligan's offer to acquire Protean was declared unconditional on December 2, 1997. The restricted cash was used to acquire a portion of Protean's outstanding shares.

   (ii) To reclassify non-current deferred tax assets included in Protean's prepaid assets.

   (iii) To reverse the periodic revaluation of certain property, plant and equipment allowed for UK GAAP purposes. Under US GAAP such revaluations are not permitted and all property, plant and equipment, other than land, is depreciated over their estimated economic lives. The adjustment results in a reduction of the carrying value of net property plant and equipment of $332,000.

   (iv) To increase property, plant and equipment for the estimated step-up to fair value in the amount of $840,000.

   (v) To record the goodwill related to Culligan's acquisition of Protean. Goodwill represents the excess of the purchase price paid over the sum of the estimated fair value of identifiable assets acquired less liabilities assumed and may change based on the final asset valuation.

   (vi) To record a non-current asset of $1,757,000 to reflect Protean's pension accounting on a US GAAP basis. Protean provides for the cost of retirement benefits based upon consistent percentages of employees' pension payables as recommended by independent qualified actuaries. US GAAP requires that the projected benefit obligation be reduced to the extent of the plans' fair value of assets and be adjusted to reflect unrecognized obligations or assets in determining pension cost or credit for the year.

  (vii) To eliminate Culligan's equity investment in Protean of $30,193,000 that was recorded on Culligan's consolidated balance sheet at October 31, 1997.

  (viii) To record incremental indebtedness for Culligan's acquisition of Protean. The total cash purchase price of Protean was approximately $174.5 million including transactional costs of approximately
         $8.7 million. Incremental indebtedness is calculated as follows:

       Protean purchase price.................................... $ 174,465,000
       Less:
       Proceeds from restricted cash.............................  (143,968,000)
       Proceeds from initial equity investment...................   (30,193,000)
                                                                  -------------
       Incremental indebtedness for acquisition of Protean....... $     304,000
                                                                  =============

       Proceeds from restricted cash and from initial equity investment were obtained through borrowings by Culligan prior to October 31, 1997. Accordingly debt associated with such borrowings are included on Culligan's balance sheet as of October 31, 1997.

  (ix) To reflect the equity adjustments necessary to reflect the acquisition of Culligan on a pooling of interests basis. Such adjustments had the effect of increasing common stock $189,000 and reducing additional paid-in-capital by $189,000.

  (x)  To eliminate the equity of Protean.

b. The Unaudited Pro Forma Combined Statement of Operations for the fiscal year ended March 31, 1997, combines (i) the results of U.S. Filter (as restated for the acquisition of Kinetics which was accounted for as a pooling of interests) and Protean for such fiscal year, (ii) the results of Memtec for their fiscal year ended June 30, 1997, (iii) the results of Culligan for their fiscal year ended January 31, 1997, (iv) the results of Ametek for their fiscal year ended December 31, 1996, (v) the results of USG for the period beginning on April 1, 1996 and ending immediately prior to U.S. Filter's acquisition of USG on October 25, 1996, (vi) the results of WaterPro for the period beginning on April 1, 1996 and ending immediately prior to U.S. Filter's acquisition of WaterPro on October 28, 1996, (vii) the results of WSMG for the period beginning on April 1, 1996 and ending immediately prior to U.S. Filter's acquisition of WSMG on December 2, 1996, and (vii) the results of PED for the period beginning on April 1, 1996 and ending immediately prior to U.S. Filter's acquisition of PED on January 6, 1997. Results of USG, WaterPro, WSMG and PED after they were acquired by U.S. Filter to March 31, 1997 are included in U.S. Filter's historical results for the fiscal year ended March 31, 1997.

   The Unaudited Pro Forma Combined Statement of Operations for the nine months ended December 31, 1997 combines (i) the results of U.S. Filter for such nine month period (which includes the results of Kinetics as such acquisition closed on December 31, 1997 and was accounted for as a pooling of interests),
   (ii) the results of Memtec for the period beginning on April 1, 1997 and ended immediately prior to the acquisition by U.S. Filter on December 9, 1997 (Memtec's results subsequent to its acquisition are included in U.S. Filter's historical results), (iii) the results of Culligan for their nine months ended October 31, 1997, (iv) the results of Ametek for the period beginning on February 1, 1997 and ending immediately prior to its acquisition by Culligan on August 1, 1997 (Ametek's results subsequent to its acquisition by Culligan are included in Culligan's historical results) and (v) the results of Protean for their nine months ended September 30, 1997. The Protean statements of operations have been derived from the historical financial accounts of Protean and are presented in accordance with UK GAAP. These statements of operations have been translated into US dollars using exchange rates of $1.59 and $1.63 per British pound sterling for the year ended March 31, 1997 and the nine months ended September 30, 1997, respectively. Additionally, certain pro forma adjustments were made to conform Protean's historical financial information with US GAAP.

  For the fiscal years ended March 31, 1996 and 1995, the historical results of U.S. Filter for the fiscal years ended March 31, 1996 and 1995, are combined with the results of Culligan for their fiscal years ended January 31, 1996 and 1995, respectively. For the nine month period ended December 31, 1996, the historical results of U.S. Filter (as restated for the acquisition of Kinetics which was accounted for as a pooling of interests) for such period are combined with the results of Culligan for the nine months ended October 31, 1996. The Unaudited Pro Forma Combined Statements of Operations for these periods are in effect a restatement of the historical operations of each of U.S. Filter and Culligan and accordingly do not include the results of Memtec, Protean, Ametek, USG, WaterPro, WSMG and PED which were acquisitions accounted for as purchases.

  The Unaudited Pro Forma Combined Statements of Operations gives effect to the following adjustments:

                                                              FISCAL YEAR
                                                                 ENDED      NINE MONTHS ENDED
                                                             MARCH 31, 1997 DECEMBER 31, 1997
                                                             -------------- -----------------
                                                                      (IN THOUSANDS)
(i) To eliminate November and December 1995 sales (and
    related expenses) of APIC International, S.A., a wholly
    owned subsidiary of Ametek, to reduce the results to
    the twelve months ended December 31, 1996. The
    adjustment impacts the following accounts:
      Sales................................................     $   827           $--
                                                                =======           ====
      Cost of sales........................................     $  (359)          $--
                                                                =======           ====
      Selling, general and administrative expenses.........     $  (367)          $--
                                                                =======           ====
(ii) To reclassify research and development expenses
     included in cost of sales in Ametek's historical
     results for the year ended December 31, 1996 to
     selling, general and administrative expenses in order
     to combine Ametek's historical results on a basis
     consistent with U.S. Filter. The adjustment impacts
     the following accounts:
      Cost of sales........................................     $  (618)          $--
                                                                =======           ====
      Selling, general and administrative expenses.........     $   618           $--
                                                                =======           ====
(iii) To reclassify depreciation expense of Ametek to cost
      of sales from selling, general and administrative
      expenses for the year ended December 31, 1996 in
      order to combine Ametek's historical results on a
      basis consistent with U.S. Filter. The adjustment
      impacts the following accounts:
      Cost of sales........................................     $ 1,856           $--
                                                                =======           ====
      Selling, general and administrative expenses.........     $(1,856)          $--
                                                                =======           ====
  (iv) To adjust cost of sales to capitalize tooling costs
       expensed by Ametek, net of additional depreciation
       expense related to such capitalized amounts, in
       order to present Ametek's historical results on a
       basis consistent with U.S. Filter and the accounting
       policies that are being used subsequent to
       Culligan's acquisition of Ametek ...................     $   (45)          $--
                                                                =======           ====

                                                 FISCAL YEAR
                                                    ENDED      NINE MONTHS ENDED
                                                MARCH 31, 1997 DECEMBER 31, 1997
                                                -------------- -----------------
                                                         (IN THOUSANDS)
  (v) To adjust cost of sales to record
      depreciation expense on the net step-up
      in fair value of the property, plant and
      equipment acquired by Culligan in the
      Protean acquisition. Such assets are
      depreciated over a 10 year economic life
      .........................................     $   51          $   38
                                                    ======          ======
  (vi) To adjust selling, general and
       administrative expenses to record
       amortization expense of identifiable
       trademarks acquired in connection with
       Culligan's acquisition of Ametek .......     $  160          $   80
                                                    ======          ======
  (vii) To adjust selling, general and
        administrative expenses to reflect
        goodwill amortization from U.S.
        Filter's acquisitions of USG, WaterPro,
        WSMG and PED, with such goodwill of
        approximately $262,326,000 amortized
        over 40 years. The Pro Forma adjustment
        reflects goodwill amortization from
        April 1, 1996 until each of USG,
        WaterPro, WSMG and PED were acquired.
        Goodwill amortization related to these
        acquirees after their respective
        acquisition dates is included in U.S.
        Filter's historical results............     $3,279          $  --
                                                    ======          ======
  (viii) To adjust selling, general and
         administrative expenses to reflect the
         goodwill amortization from Culligan's
         acquisitions of Protean and Ametek,
         with such goodwill of approximately
         $262,634,000 amortized over 40 years
         ......................................     $6,566          $4,924
                                                    ======          ======
  (ix) To reclassify restructuring expenses
       recorded by Protean in accordance with
       UK GAAP into selling, general and
       administrative expenses for the year
       ended March 31, 1997, as they do not
       meet the definition of restructuring
       costs under US GAAP. Additionally,
       during the nine months ended December
       31, 1997 certain costs that were accrued
       by Protean as restructuring costs at
       March 31, 1997 should have been expensed
       as selling, general and administrative
       costs as incurred in the subsequent nine
       month period. The adjustments impact the
       following accounts:
      Selling, general and administrative
       expenses................................     $  975          $  619
                                                    ======          ======
      Merger, restructuring, acquisition and
       other related charges...................     $ (975)         $  --
                                                    ======          ======
  (x) To adjust selling, general and
      administrative expenses to recognize the
      effect of accounting for pension costs on
      a US GAAP basis..........................     $  (51)         $ (160)
                                                    ======          ======
  (xi) To adjust interest expense related to
       the debt of approximately $562,829,000
       incurred or to be incurred to finance
       the acquisitions Memtec and Protean; and
       to adjust interest expense related to
       the debt of $25,000,000 assumed in
       Culligan's acquisition of Ametek.
       Interest on the total debt of
       $587,829,000 is assumed to be either
       financed by or refinanced by borrowings
       under U.S. Filter's Senior Credit
       Facility at an assumed effective rate of
       5.92% per annum.

                                                FISCAL YEAR
                                                   ENDED      NINE MONTHS ENDED
                                               MARCH 31, 1997 DECEMBER 31, 1997
                                               -------------- -----------------
                                                        (IN THOUSANDS)
     For the fiscal year ended March 31,
     1997, the total incremental debt of
     $587,829,000 is assumed to be
     outstanding for the entire fiscal year.
     For the nine months ended December 31,
     1997, incremental debt of $388,364,000
     used to finance the acquisition of
     Memtec is assumed to be outstanding for
     period beginning on April 1, 1997 and
     ending immediately prior to its
     acquisition by U.S. Filter on December
     9, 1997 (from that date until the end of
     the nine month period on December 31,
     1997 debt to acquire Memtec was actually
     outstanding and interest expense on such
     debt was included in U.S. Filter's
     historical results). Additionally, for
     the nine months ended December 31, 1997,
     incremental debt of $174,465,000 used to
     finance Culligan's acquisition of
     Protean is assumed to be outstanding for
     the entire nine month period; whereas
     debt assumed in Culligan's acquisition
     of Ametek of $25,000,000 is assumed to
     be outstanding for the period beginning
     on February 1, 1997 and ending
     immediately prior to its acquisition by
     Culligan on August 1, 1997 (from that
     date until the end of the nine month
     period on October 31, 1997 debt assumed
     in Culligan's acquisition of Ametek was
     actually outstanding and interest
     expense on such debt was included in
     Culligan's actual results).
     For the fiscal year ended March 31,
     1997, the interest expense adjustment
     includes a provision for the debt of
     approximately $541,025,000 incurred to
     finance the acquisitions of WSMG and
     PED, net of historical interest expense
     recorded by WaterPro and PED on parent
     company debt. WaterPro and PED incurred
     interest on such parent company debt at
     the prime rate and approximately 11%,
     respectively, and incurred interest
     expense of $2,433,000 and $9,469,000
     respectively, for the period beginning
     April 1, 1996 and ending when upon
     acquisition of the individual
     businesses. The assumed interest rate on
     $414,000,000 of the debt incurred to
     finance the WSMG and PED acquisitions is
     4.5% as this debt was funded by
     convertible subordinated debentures
     issue December 12, 1996. The remaining
     $137,025,000 of such debt is assumed to
     be financed on borrowings under U.S.
     Filter's Senior Credit Facility with an
     effective interest rate of 5.92%.
       The assumed effective interest of
       5.92% on assumed borrowings under U.S.
       Filter's Senior Credit Facility is
       subject to variability. A 0.125%
       increase-decrease in the assumed
       effective interest rate incrementally
       decreases-increases pro forma combined
       net income (loss) $505,000 and
       $325,000 for the year ended March 31,
       1997 and the nine months ended
       December 31, 1997.....................     $ 35,972        $ 24,359
                                                  ========        ========
   (xii) To adjust the provision for income
         taxes for each of the pro forma
         adjustments assuming the statutory
         tax rate of 35%.....................     $(16,112)       $(10,451)
                                                  ========        ========

c. During the fiscal year ended March 31, 1997, U.S. Filter recorded merger expenses of $5.6 million related to the acquisition of Davis. Such expenses consisted primarily of investment banking, printing, stock transfer, legal, accounting, governmental filing fees and certain other costs related to existing Davis pension plans and change of control payments. On December 9, 1997, U.S. Filter acquired all of the outstanding shares of Memtec in exchange for cash totaling $397.2 million (including estimated transaction costs of $10.6 million). U.S. Filter acquired from Memtec certain in-process research and development projects that had not reached technological feasibility and that had no alternative future use. The estimated market value of such in-process research and development projects, as determined by an independent appraiser, was $299.5 million and was expensed at the acquisition date. During the nine months ended December 31, 1997, U.S. Filter recorded a pre-tax charge for merger, restructuring, acquisition and other related charges of $141.1 million. Such charges related to a restructuring plan that U.S. Filter designed and implemented concurrent with the acquisitions of Kinetics and Memtec. The plan was designed to streamline U.S. Filter's manufacturing and production base, improve efficiency and enhance its competitiveness. Included in the merger, restructuring, acquisition and other related charges was merger expenses incurred to consummated the Kinetics transaction of $4.3 million consisting of investment banking, printing, stock transfer, legal, accounting, governmental filing and certain other transaction costs.

  During the fiscal year ended June 30, 1997 and the nine months ended December 31, 1997, Memtec recorded restructuring expenses of $1.7 million and $2.7 million, respectively. Such restructuring expenses related to employee terminations and asset write-downs at Memtec's French operations. The restructuring was performed to focus Memtec's French operations on global brands and away from non-core businesses.

  During the nine months ended October 31, 1997, Culligan recorded a merger and restructuring charge of $9.5 million in connection with the acquisition of Ametek to reflect the integration and restructuring of the Culligan's Everpure(R), UltraPure(R) and US Water(R) Products operations with Ametek and the restructuring of Culligan's consumer products division to focus principally on the "do-it-yourself" and hybrid retail markets. During the nine months ended October 31, 1997, Culligan acquired from Ametek certain in-process research and development projects that had not reached technological feasibility and that had no alternative future use. The estimated market value of such in-process research and development projects was $17.0 million and was expensed at the acquisition date. In addition during such nine months, Culligan wrote-off the remaining goodwill of $3.2 million arising from the acquisition of Ultra Pure(R) in January 1996 related to more costly technology used prior to the acquisition of Ametek. During the nine months ended October 31, 1997, Culligan disposed of its investment in Anvil Holdings, Inc. for total cash proceeds of $50.9 million. The transaction, which included payment of outstanding accrued interest receivable and dividends, resulted in a pre-tax gain of approximately $31.1 million.

  During the fiscal year ended March 31, 1997, Protean recorded a charge of $2.1 million ($1.1 million for US GAAP purposes) for reorganization costs incurred in respect of DWA GmBH & Co. AG consisting of redundancies and professional and consultancy assistance in Germany, together with inventory write downs and other provisions.

  Prior to the acquisition of PED by U.S. Filter during the fiscal year ended March 31, 1997, PED incurred restructuring charges relating to the plant closure and relocation of the operations of Wallace & Tieman, Inc. a subsidiary, from Belleville, N.J. to Vineland, N.J. These restructuring charges totaled $2.0 million during the period beginning of April 1, 1996 and ending immediately prior to PED being acquired by U.S. Filter on January 6, 1997.